Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEEBEKS CORP.

(Exact name of registrant as specified in its charter)

Wyoming	7372	98-1847531
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SEEBEKS CORP.

Avda. Diagonal, 571 Planta 2,

08029 Barcelona, Spain

Telephone: +1(307)6551002

Email: seebeks.corp.w@gmail.com

(Name, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wyoming Registered Agent

1621 Central Ave

Cheyenne, WY 82001

Telephone: +1 (307) 637-5151

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “Large accelerated filer,” “Accelerated filer,” “Smaller reporting company” and “Emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2026

PRELIMINARY PROSPECTUS

SEEBEKS CORP.

UP TO 12,000,000 SHARES OF COMMON STOCK AT $0.01 PER SHARE

NO MINIMUM

This is the initial offering of Common stock of Seebeks Corp., a Wyoming corporation, and no public market exists for the securities being offered. Seebeks Corp. is offering for sale a total of up to 12,000,000 shares of common stock at a fixed price of $0.01 per share for aggregate net proceeds of up to $120,000, assuming that the entire offering is completed. The securities being offered by Seebeks Corp. are intended to be listed and traded on the following national securities exchanges and markets: OTC (Over-the-Counter) Market, QB (OTCQB). The successful listing and trading of securities on these exchanges are subject to regulatory approvals and market conditions. Also, Seebeks Corp. intends to seek a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock become eligible for trading on the OTC Market, and OTCQB after the effective date of the registration statement. However, we currently do not have an arrangement in place for a market maker to file such an application, and there is no guarantee that we will be able to find one willing to do so. As a result, there is a possibility that the Company may not be successful in having its securities listed and traded on these exchanges. Investors should be aware of this inherent uncertainty, and the offering is not conditioned on receipt of listing approval.

There is no minimum number of shares required to be purchased. This offering is on a best effort, meaning, no minimum number of shares must be sold. See “Use of Proceeds” and “Plan of Distribution”.

The offering is being conducted on a self-underwritten, best efforts basis, which means our director, Roman Chystiakov, will attempt to sell the shares without the participation of an underwriter. This prospectus will permit our director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. We will pay all expenses incurred in this offering.

After the completion of this offering, management will own approximately 20% of our outstanding common stock, representing a controlling interest. This control gives management significant influence over corporate decisions, including the election of director and approval of major transactions, which could adversely affect the interests of minority shareholders.

In offering the securities on our behalf, Mr. Chystiakov will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of three hundred and sixty-five (365) days from the effective date of this prospectus, unless extended by our Board of Director for an additional 90 days.

Seebeks Corp. is a development stage, Start-up Company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

Our common stock is considered a “penny stock” under SEC rules and is subject to additional sales restrictions under Rule 15g-9 of the Exchange Act. See “Risk Factors – Trading in our common stock will be subject to the SEC’s ‘penny stock’ rules, which may limit the liquidity and marketability of our shares” for more information.

Seebeks Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”). As such, we are eligible for certain reduced reporting requirements. Please see ‘Prospectus Summary – Emerging Growth Company Status’ for a discussion of these exemptions and the conditions that could cause us to lose this status.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

i

SEEBEKS CORP.

Avda. Diagonal, 571 Planta 2,

08029 Barcelona, Spain

+1(307)6551002

PROSPECTUS SUMMARY

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you. Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to the financial statements. In this Prospectus, the terms the “Company,” “we,” “us” and “our” refer to Seebeks Corp., unless otherwise specified herein.

EMERGING GROWTH COMPANY STATUS

Seebeks Corp. qualifies as an “Emerging Growth Company” as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”). As an Emerging Growth Company, we are permitted to take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not Emerging Growth Companies. These exemptions include, but are not limited to:

-	exemption from the requirement to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002;
-	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements;
-	exemptions from certain financial disclosure requirements, including not being required to comply with any new or revised financial accounting standards until those standards would otherwise apply to private companies.

We will continue to be an Emerging Growth Company until the earliest of:

-	the end of the fiscal year in which our annual gross revenues exceed $1.235 billion;
-	the date we become a “large accelerated filer,” which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter;
-	the date on which we have issued more than $1 billion in non-convertible debt during the previous three years;
-	the end of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities under this registration statement.

GENERAL INFORMATION ABOUT OUR COMPANY

Seebeks Corp. was incorporated on March 11, 2025 under the laws of the state of Wyoming. We are a development-stage technology company that provides a software platform designed to help individuals and businesses manage their financial operations more effectively. We have acquired a working software that is also available as a web-based financial application known as “Seebeks”, which is live and available for use. The Software Purchase Agreement is filed as Exhibit 10.2 to this Registration Statement. Our executive and business office is located at Avda. Diagonal, 571 Planta 2, 08029 Barcelona, Spain, and our telephone number is +1(307)6551002.

Our business centers around a comprehensive financial management platform that enables users to upload bank statements, record income and expenses, segment financial data into internal accounts based on custom-defined logic (such as income source, category, or currency), and analyze their cash flows both individually and in aggregate. The Seebeks platform is designed for dual deployment: a web-based application for general users, and the same application offered as an optional locally installed version for business clients that require on-premise use for their internal financial management needs.

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Seebeks is designed to provide flexible personal and business financial-management features that are not typically available in standard banking interfaces or traditional accounting tools. Unlike banking applications, which are limited to displaying data from a single financial institution, Seebeks allows users to import and organize financial information from multiple external sources, including bank statements and transaction records generated by third parties. The platform enables fully customizable internal cash-flow segmentation, cross-currency tracking, and user-defined tagging, giving users consolidated visibility into their finances and basic analytics based solely on the data they upload. These capabilities are intended to offer a more adaptable and user-driven structure for financial organization and analysis.

The core features of the Seebeks platform include:

-	Multi-Source Data Upload. Import bank statements, invoices, and transaction logs from various institutions and vendors.

-	Internal Account Segmentation. Create user-defined internal accounts based on criteria such as income type, currency, or financial category.

-	Advanced Analytics. View real-time and historical cash flow trends, compare accounts, and generate both detailed and general reports.

-	Web Access with Optional Local Installation. Access the Seebeks platform through the web. For business clients that require installation on their own internal devices or servers, the same application can be deployed as a locally installed version for use within their secure internal environment.

-	Security & Privacy. End-to-end encryption, role-based access (for business users), and full compliance with data protection regulations.

The link to our web-application: https://seebeks.com/

Online financial platforms such as Seebeks are transforming the way individuals and companies understand and manage their money. These platforms support more personalized, data-driven decision-making and help bridge the gap between consumer finance tools and corporate-level financial systems. Our revenue is expected to be primarily generated through subscription fees from individual users and licensing fees from business clients. We also plan to offer additional services in the future, including advanced analytics packages, custom onboarding, and integration services for enterprise clients. For a more detailed description of our revenue model, see the “Revenue” section below.

We plan to continuously enhance the functionality of our services to make our application more valuable and competitive. On May 26, 2025, Seebeks Corp. entered into a Software Purchase Agreement with MRKT Services LTD for the acquisition of a fully functional software application known as “Seebeks,” available as a web-based platform and as an optional locally installed version for business clients, for a total consideration of $41,000 (forty-one thousand U.S. dollars).

The payment is structured in two stages:

•	The first payment of $24,000 (twenty-four thousand U.S. dollars) must be made within 7–10 days following the execution of the Agreement, paid on June 2, 2025;
•	The second payment of $17,000 (seventeen thousand U.S. dollars) must be made within 5–7 days after the elimination of all technical issues and the official release of the software, paid on June 25, 2025.

This acquisition provides the foundation for Seebeks Corp.’s platform and will be further developed to expand its features and reach.

At present there is no assurance that we will be successful in providing our services.

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We have developed a full business plan. We are offering our services to the clients in Spain and then we are going to spread our services in other European countries, the United States and Canada.

From inception on March 11, 2025 until the date of this filing, we have had limited operating activities. As of December 31, 2025, our financial statements report $36,902 in intangible assets (purchase of the software) and $1,613 in cash. For the six months ended December 31, 2025 net loss was $34,562 consisting of $11,400 consulting services, $1,580 bank service charges, $4,098 depreciation expense, $1,500 legal fees, $14,000 audit fees and $1,984 professional fees. Our independent auditor has issued an audit opinion with respect to our financial statements for the year ended June 30, 2025, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

From inception on March 11, 2025 until the date of this filing, we have had limited operating activities. As of September 30, 2025, our financial statements report $38,951 in intangible assets (purchase of the software) and $4,659 in cash. For the three months ended September 30, 2025 net loss was $22,681 consisting of $5,700 consulting services, $534 bank service charges, $2,049 depreciation expense, $1,500 legal fees, $12,000 audit fees and $989 professional fees. Our independent auditor has issued an audit opinion with respect to our financial statements for the year ended June 30, 2025, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Currently, we have no employees, only our officer and director – Roman Chystiakov.

We have issued 3,000,000 shares of our common stock at par value $0.0001 for cash proceeds of $300 to our sole officer and Director.

We maintain our statutory registered agent’s office at 1621 Central Ave, Cheyenne, WY 82001.

Our business office is located at Avda. Diagonal, 571 Planta 2, 08029 Barcelona, Spain. Our telephone number is +1(307)6551002 and our email address is seebeks.corp.w@gmail.com

Our President and Director, Roman Chystiakov, will offer the shares of our common stock to his friends, family members and business associates.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our director will be solely responsible for selling shares under this offering and no commission will be paid to them on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we will seek to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC (Over-the-Counter) Market, QB (OTCQB) quotation system. We do not have an arrangement in place for a market maker to file such and application and there is no guarantee that we will be able to find one to do so.

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THE OFFERING

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

The Issuer:	Seebeks Corp.

Securities Being Offered:	12,000,000 shares of common stock

Price Per Share:	$0.01

Gross Proceeds:	$120,000

Duration of the offering:	The offering shall terminate on the earlier of
	i.	the date when the sale of all 12,000,000 common shares is completed
	ii.	one year from the date of this prospectus; or
	iii.	prior to one year at the determination of our director Mr. Chystiakov

Securities Issued and Outstanding:	There are 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President and Secretary, Roman Chystiakov.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

	As of June 30, 2025 (Audited)	As of September 30, 2025 (Unaudited)	As of December 31, 2025 (Unaudited)
Balance Sheet
Total Assets	$54,693	$45,212	$39,193
Total Liabilities	60,570	73,770	79,632
Shareholder’s Deficit	$(5,877)	$(28,558)	$(40,439)

	From March 11, 2025 (Inception) through June 30, 2025 (Audited)	Three months ended September 30, 2025 (Unaudited)	Six months ended December 31, 2025 (Unaudited)
Income Statement
Revenue	$–	$–	$–
Total Expenses	(6,177)	(22,681)	(34,562)
Net Loss	$(6,177)	$(22,681)	$(34,562)

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RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered speculative. Before deciding to invest in the shares offered by this prospectus, you should carefully evaluate all of the information contained herein, including the financial data, business model, industry overview, and the risk factors discussed below. Investing in Seebeks Corp. involves a number of significant risks that could adversely affect our business, financial condition, results of operations, and future growth prospects. These risks should be considered alongside the opportunities our business seeks to pursue. Our company is in the development stage, with limited operating history and no guarantee of future profitability or operational success.

The following risk factors are intended to highlight the most significant known risks associated with our business and the market in which we intend to operate. However, the list is not exhaustive. There may be additional risks and uncertainties that we are not currently aware of, or that we currently deem immaterial, which could also materially and adversely impact our business, operations, or the value of our common stock. If any of the risks discussed below—or any unexpected developments not presently known—materialize, our business, operating results, or financial position could be severely harmed. In such a scenario, the market price of our common stock (should it ever become tradable) could decline substantially, and investors may lose all or part of their investment.

RISKS ASSOCIATED TO OUR BUSINESS

BECAUSE OUR COMPANY’S HEADQUARTER, ASSETS AND DIRECTOR ARE IN OTHER COUNTRY, INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

Although Seebeks Corp. is incorporated in the State of Wyoming, our executive office, primary assets, and sole director are located in Spain. As a result, it may be difficult or, in some cases, impossible for investors located in the United States to effect service of process upon our director or to enforce judgments rendered by U.S. courts under U.S. federal securities laws. Additionally, courts in Spain may not recognize or enforce judgments obtained in the United States, particularly those based solely on the civil liability provisions of U.S. securities laws. Furthermore, because the majority of our assets — aside from certain financial accounts — are located outside the United States, any judgment obtained against us by a U.S. investor may not be readily enforceable or collectible. These jurisdictional limitations could materially restrict the legal remedies available to shareholders and may discourage potential investors from acquiring our common stock.

INVESTORS CANNOT WITHDRAW FUNDS ONCE THEIR SUBSCRIPTION AGREEMENTS ARE ACCEPTED BY THE COMPANY. THEREFORE, BECAUSE THE INVESTMENT IS IRREVOCABLE, INVESTORS MUST BE PREPARED THAT THEY MAY LOSE THEIR ENTIRE INVESTMENT IF THE BUSINESS FAILS.

Once a subscription agreement is submitted and accepted by Seebeks Corp., the investment becomes irrevocable. Subscription funds will be deposited into the Company’s corporate bank account and will not be subject to refund or withdrawal. After reviewing the subscription agreements and determining that they are complete and acceptable, the Company will formally accept the subscriptions, at which point investors will no longer have any right to rescind or recover their funds. Accordingly, prospective investors should consider this investment to be illiquid and must be financially prepared to bear the risk of a complete loss of their capital in the event that Seebeks Corp. is unsuccessful in its business operations.

IF OUR BUSINESS PLAN IS UNSUCCESSFUL, WE MAY BE FORCED TO DISSOLVE THE COMPANY, AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Should Seebeks Corp. be unable to achieve profitable operations or secure sufficient capital to sustain its business, we may ultimately be required to cease operations and dissolve the company. In the event of dissolution, the amount of remaining assets available for distribution to shareholders may be minimal or nonexistent. Accordingly, there is a substantial risk that investors may not recover any portion of their original investment.

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OUR LIMITED CAPITAL MAY RESTRICT OUR MARKETING EFFORTS, WHICH COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS TO OPERATE PROFITABLY.

As a small, early-stage company with limited financial resources, Seebeks Corp. may be unable to execute an extensive or sustained marketing campaign. As a result, we may not be able to generate sufficient awareness of our software among our target customers. Inadequate visibility could lead to low user adoption, limited revenue generation, and an inability to scale effectively. If we are unable to attract a sufficient number of paying users or enterprise clients, we may be unable to operate profitably. In such a case, we may be forced to suspend or permanently cease operations.

BECAUSE WE ARE HOLDING THE PROCEEDS OF THIS OFFERING IN A CORPORATE BANK ACCOUNT, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT.

The funds received from this offering will not be placed in an escrow or trust account, but instead will be deposited into Seebeks Corp.’s general corporate bank account. As such, these funds will be subject to the claims of creditors and general corporate liabilities. If we were to file for bankruptcy protection—voluntarily or involuntarily—or if a creditor obtains a legal judgment against the Company and enforces it against our bank account, your subscription funds could become part of the bankruptcy estate or be used to satisfy outstanding debts. In such a scenario, you could lose all or a portion of your investment, as the funds may be inaccessible or used for purposes other than the development of the business.

BECAUSE WE HAVE NOT YET COMMENCED ACTIVE BUSINESS OPERATIONS, THERE IS A HIGH RISK THAT OUR BUSINESS MAY FAIL.

Seebeks Corp. is a development-stage company and, as of the date of this prospectus, has not yet begun generating revenue from its financial management platform. Although we have completed the initial acquisition and setup of our software, we have not commenced full-scale commercial operations. As a result, we currently have no reliable basis upon which to evaluate the likelihood of our future success. The Company was incorporated on March 11, 2025, and to date has been primarily engaged in organizational activities, product acquisition, and early-stage planning. Revenue generation is not expected until after the completion of this offering, and even then, there is no guarantee of market traction or commercial viability. Prospective investors should recognize the inherent risks associated with early-stage technology companies, including the high failure rate, uncertainty in customer adoption, and the challenges of building brand recognition in a competitive market. These factors contribute to a heightened risk of loss for anyone investing in our common stock.

BECAUSE OUR FINANCIAL SOFTWARE PLATFORM IS NOT PROTECTED BY PATENTS, COMPETITORS MAY REPLICATE OUR TECHNOLOGY, WHICH COULD NEGATIVELY IMPACT OUR BUSINESS.

Our primary competitive advantage lies in the design and functionality of the Seebeks platform, which allows users to upload and categorize financial data, segment internal accounts, and perform advanced analytics. However, due to the high costs, lengthy process, and uncertain eligibility, we do not currently plan to pursue patent protection for our software or underlying architecture. As a result, there is a risk that competitors may attempt to copy, mimic, or reverse engineer key aspects of our platform. If similar features are introduced by other financial software providers—particularly those with greater brand recognition or marketing resources—it may reduce our ability to attract and retain users. This loss of competitive differentiation could hinder our market position and ultimately affect our ability to generate revenue or operate profitably.

AS A DEVELOPMENT-STAGE COMPANY WITH NO REVENUE AND NO OPERATING HISTORY, AN INVESTMENT IN OUR COMMON STOCK IS HIGHLY SPECULATIVE AND MAY RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

Seebeks Corp. was incorporated on March 11, 2025, and is currently in the early stages of development. We have not yet generated any revenues, and we have no operating history upon which to evaluate our future business prospects or the likelihood of success. Based on our current business plan, we anticipate incurring operating losses for the foreseeable future as we invest in product development, marketing, and infrastructure. There is no assurance that we will ever achieve revenue, positive cash flow, or profitability. If we are unable to generate sufficient revenue to cover our ongoing expenses, we may be forced to delay or discontinue operations. In such a scenario, we may seek additional funding through loans or by issuing additional equity securities, which could dilute the ownership interests of current investors. Given these uncertainties, an investment in our common stock involves a substantial risk of loss and should be made only by those who can afford to lose their entire investment.

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IF WE ARE UNABLE TO ESTABLISH AND MAINTAIN STRATEGIC PARTNERSHIPS, OUR GROWTH MAY BE LIMITED.

Our growth strategy may depend in part on building partnerships with accounting firms, consultants, or integration platforms. If we are unable to form or maintain such partnerships, we may lose out on valuable distribution channels and industry credibility.

IF WE CONTINUE TO INCUR NET LOSSES WITHOUT ACHIEVING PROFITABILITY, OUR BUSINESS MAY ULTIMATELY FAIL.

For the six months ended December 31, 2025, Seebeks Corp. incurred net losses of $34,562. We anticipate continued operating losses in the foreseeable future as we invest in product development, marketing, and the initial stages of business operations. If we are unable to generate sufficient revenue to offset these losses and transition to profitable operations within a reasonable timeframe, we may be forced to scale back, suspend, or discontinue our business activities altogether. Ongoing net losses without adequate financial recovery could result in the failure of our business and the loss of your investment.

IF CONSUMERS DO NOT ADOPT OUR FINANCIAL SOFTWARE PLATFORM, OUR ABILITY TO GENERATE REVENUE AND ACHIEVE PROFITABILITY WILL BE ADVERSELY AFFECTED.

Our success depends on our ability to attract and retain a substantial number of individual and business users who are willing to adopt the Seebeks platform for managing their financial data. If potential users are hesitant to transition from traditional methods—such as spreadsheets, manual bookkeeping, or basic banking interfaces —to a cloud-based financial solution, our market penetration could be limited. Failure to gain user trust or market acceptance may delay our product’s commercial success, reduce subscription growth, and negatively impact future revenues. This lack of adoption would also diminish the potential for upselling premium features or enterprise services, thereby affecting our overall profitability and long-term viability.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST EXISTING OR FUTURE COMPETITORS IN THE FINANCIAL SOFTWARE INDUSTRY.

The financial technology sector is highly competitive and includes both well-established companies and emerging startups offering similar tools for personal and business financial management. Many of our potential competitors benefit from greater brand recognition, larger user bases, broader marketing reach, and significantly greater financial and technical resources. These advantages may allow them to undercut pricing, accelerate feature development, and attract customers more effectively than Seebeks Corp. In addition to existing providers, we anticipate competition from new entrants with innovative business models or disruptive technology. If we are unable to differentiate our platform, scale our user base, or respond to competitive pressures effectively, our ability to grow may be impaired. This could have a material adverse effect on our business operations, financial performance, and long-term prospects.

WE MAY BE UNABLE TO BUILD AND RETAIN A LARGE, ACTIVE USER BASE.

Our success depends on acquiring and retaining a substantial number of active users. If we are unable to grow our user base through effective marketing, positive user experiences, or competitive features, our platform may fail to achieve critical mass, which is necessary for long-term sustainability.

PROTECTING DIGITALLY STORED FINANCIAL AND PERSONAL DATA IS COSTLY, AND ANY DATA BREACH COULD RESULT IN SIGNIFICANT FINANCIAL, LEGAL, AND REPUTATIONAL HARM.

As a provider of financial management software, Seebeks Corp. will collect, process, and store sensitive financial and personal information from users. This data is stored in digital form and may include bank transaction records, invoices, account categorization details, and user profiles. While we intend to implement strong data security protocols — including encryption, access controls, and regular security audits — no system is entirely immune to the risks of cyber intrusion, tampering, or theft. Maintaining and improving these protections is both complex and costly. It requires ongoing investment in cybersecurity infrastructure, regular monitoring, and adaptation to emerging threats as attackers become more sophisticated. Despite our best efforts, there remains a risk that unauthorized access to user data may occur. Any data breach or misuse of user information could expose us to legal action, regulatory penalties, and damage to our reputation. A significant security failure could erode user trust, lead to customer attrition, and have a material adverse effect on our business, financial condition, and future results of operations.

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WE MAY EXPERIENCE DIFFICULTY SCALING OUR TECHNOLOGY TO ACCOMMODATE FUTURE GROWTH.

If user growth accelerates more quickly than anticipated, our infrastructure may face performance bottlenecks or service disruptions. Failure to scale our backend systems, support infrastructure, or development capacity could limit our ability to capitalize on market opportunities.

WE HAVE NOT YET GENERATED REVENUE, AND OUR CONTINUED OPERATIONS DEPEND ON OUR ABILITY TO RAISE ADDITIONAL FUNDING. OUR DEPENDENCE ON THE SPANISH MARKET ADDS FURTHER RISK TO OUR FINANCIAL OUTLOOK.

Seebeks Corp. has not generated any revenue to date and remains in the development stage. Our ability to continue operations and execute our business plan is dependent on securing sufficient external financing and eventually achieving profitable operations. The total amount of capital required to fully develop and scale our software platform is uncertain and may exceed our current estimates. In addition, our initial focus on the Spanish market exposes us to regional economic, regulatory, and financial conditions. Any unfavorable developments in the local economy—such as reduced investor appetite, market contraction, or adverse legal changes—could negatively affect our ability to raise funds through debt or equity offerings.

These circumstances raise substantial doubt about our ability to continue as a going concern. If we are unable to obtain the necessary capital when needed, we may be forced to delay or abandon our business plans, scale back operations, or liquidate the company entirely. In such an outcome, investors may lose all or a significant portion of their investment. We urge investors to consider the opinion of our independent registered public accounting firm regarding our financial condition when evaluating the risks associated with an investment in Seebeks Corp.

POTENTIAL DISRUPTIONS TO THE SEEBEKS PLATFORM, INCLUDING SOFTWARE BUGS AND TECHNICAL ISSUES, COULD ADVERSELY AFFECT USER EXPERIENCE AND OUR FINANCIAL PERFORMANCE.

Like all technology-driven products, the Seebeks platform is subject to the risk of software bugs, system errors, and technical disruptions. As we continue to develop and update our application, issues may arise that impact the platform’s stability, security, or performance. Regular maintenance, version releases, and code improvements are essential to minimize these risks, but disruptions cannot be entirely eliminated. Any significant downtime, performance issues, or user-facing bugs may reduce customer satisfaction, damage our reputation, and lead to user attrition. Negative user experiences could also hinder future adoption and reduce our ability to generate subscription or licensing revenue. These technical challenges, if not resolved in a timely and effective manner, could materially and adversely affect our business operations, financial condition, and results of operations.

OUR BUSINESS DEPENDS HEAVILY ON THE CONTINUED SERVICE OF ROMAN CHYSTIAKOV, OUR SOLE OFFICER AND DIRECTOR. THE LOSS OF HIS LEADERSHIP COULD RESULT IN THE FAILURE OF OUR BUSINESS.

Seebeks Corp. relies entirely on the leadership and operational oversight of our sole officer and director, Roman Chystiakov. His knowledge, decision-making, and strategic direction are critical to the development and future success of our business. We currently have no other executive officers, and no formal succession plan in place. If Mr. Chystiakov were to become unable or unwilling to continue in his role due to illness, death, or for any other reason, the Company may face significant operational disruption. In the absence of a qualified successor, we may be unable to continue operations, which could result in the dissolution of the Company and a total loss of investment for shareholders.

OUR OFFICER AND DIRECTOR, MR. ROMAN CHYSTIAKOV, CURRENTLY DEVOTES PART-TIME ATTENTION TO THE COMPANY AND HAS NO PRIOR PUBLIC COMPANY EXPERIENCE. THESE FACTORS MAY LIMIT OUR ABILITY TO EXECUTE OUR BUSINESS PLAN EFFECTIVELY.

At present, Mr. Roman Chystiakov, our sole officer and director, dedicates approximately 30 hours per week to Seebeks Corp. In addition to his responsibilities with the Company, he is also engaged in other unrelated business activities. However, there are currently no known or anticipated conflicts of interest between his outside activities and his role at Seebeks Corp. Furthermore, Mr. Chystiakov does not have prior experience managing a publicly traded company. As a result, there is a risk that the time and experience he is able to commit may not be sufficient to meet the demands of our operations, particularly as we seek to launch, grow, and maintain compliance as a public entity.

Our current business plan does not include hiring additional staff until our financial position can support such expansion. Until then, all key responsibilities – including product development, investor relations, securities compliance, and general administration – rest solely with Mr. Chystiakov. While the Company has not yet adopted a formal conflict of interest policy, we will continue to monitor the situation and implement appropriate safeguards if a conflict arises in the future. If Mr. Chystiakov becomes unable to meet the Company’s needs in any critical area, we may face delays in operations, underperformance in sales, or failure to meet public company obligations – any of which could result in limited or no revenue, and ultimately lead to business failure.

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AS A REPORTING COMPANY UNDER SECTION 15(d) OF THE EXCHANGE ACT, WE WILL NOT BE SUBJECT TO CERTAIN REPORTING OBLIGATIONS THAT APPLY TO FULLY REPORTING COMPANIES.

Upon effectiveness of our registration statement, we will become subject to the periodic reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. However, because our securities are not registered under Section 12 of the Exchange Act, we will not be subject to certain obligations that apply to companies with securities registered under that section. These include:

•	The proxy rules under Section 14 of the Exchange Act,
•	The prohibition on short-swing profits under Section 16,
•	The beneficial ownership reporting requirements of Sections 13(d) and 13(g), and
•	Certain tender offer rules under the Exchange Act.

Additionally, our reporting obligations under Section 15(d) may be suspended automatically if, in the fiscal year following the year in which our registration statement becomes effective, we have fewer than 300 holders of record of our common stock. If that occurs, we would no longer be required to file periodic reports, including annual and quarterly reports, which could result in reduced transparency and limited access to financial information for investors.

THE COVID-19 PANDEMIC AND FUTURE PUBLIC HEALTH CRISES COULD NEGATIVELY IMPACT OUR BUSINESS, OPERATING RESULTS, AND ABILITY TO RAISE CAPITAL.

The global COVID-19 pandemic has caused widespread disruption to the economy, consumer behavior, and financial markets. Although many regions are now in recovery, the lingering effects of the pandemic—including reduced business activity, supply chain instability, and changes in technology spending—could still adversely affect Seebeks Corp.'s growth and operations. The impact of the COVID-19 pandemic, or the emergence of new variants or future public health emergencies, may reduce demand for software solutions as individuals and businesses delay non-essential expenditures. This could slow user acquisition or delay licensing decisions from enterprise clients. Additionally, extended economic uncertainty could result in lower overall technology investment and hinder our ability to achieve key business milestones.

The pandemic has also introduced volatility into capital markets, which may make it more difficult or costly for us to raise the funding needed to support product development and expansion. Our ability to secure financing in such an environment may be limited or delayed. While we are not currently experiencing material disruptions, the full extent of the long-term impact of COVID-19 or similar events remains unpredictable. Any prolonged adverse effects on the economy or business environment could materially impact our financial results and increase the risk of business failure.

THE SARBANES-OXLEY ACT IMPOSES CONSIDERABLE ENCUMBRANCE UPON THE COMPANY WITHOUT PROVIDING EQUITABLE BENEFITS TO THE COMPANY.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was enacted in response to public concern regarding corporate responsibility in the wake numerous accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate accountability, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the transparency, accuracy and reliability of corporate disclosures pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file regular reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of guidelines by the SEC that increase the responsibilities and liabilities of director and executive officer, the perceived heightened personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain suitable persons to serve as our director or executive officer, and we may need to incur additional operating costs. This could curtail the company from becoming a profitable business.

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RISKS ASSOCIATED WITH THIS OFFERING

WE WILL NOT BE REQUIRED TO COMPLY WITH CERTAIN PROVISIONS OF THE SARBANES-OXLEY ACT FOR AS LONG AS WE REMAIN AN “EMERGING GROWTH COMPANY,” WHICH MAY LIMIT THE TRANSPARENCY OF OUR INTERNAL CONTROLS.

As an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”), Seebeks Corp. is currently exempt from certain reporting and disclosure obligations that apply to more mature public companies. For example, we are not required to comply with the SEC rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act relating to internal control over financial reporting. Although we will eventually be required to certify the accuracy of our financial statements and disclose material changes in our internal control procedures on a quarterly basis, we are not obligated to provide a formal annual assessment of our internal control over financial reporting until the later of the year following our first required annual report or the date we no longer qualify as an “emerging growth company.”

Additionally, our independent registered public accounting firm is not required to issue an attestation report on our internal control over financial reporting until we cease to be an emerging growth company. When such evaluation becomes mandatory, our auditors may identify material weaknesses or deficiencies, which could negatively impact investor confidence, increase compliance costs, or result in adverse opinions that affect our ability to raise capital.

OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT MAY MAKE IT MORE DIFFICULT FOR US TO RAISE CAPITAL.

As an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), Seebeks Corp. is entitled to certain exemptions from various disclosure and compliance requirements that apply to larger public companies. While these exemptions reduce our reporting burden, they may also make our company less attractive to certain investors who prefer greater transparency or more rigorous financial disclosures. Additionally, because we have elected not to use the extended transition period for complying with new or revised financial accounting standards, our financial reporting may differ from that of other companies in our industry. This may make it more difficult for potential investors to compare our performance and financial condition with that of our peers. If investors perceive our reporting as less robust or transparent, or if our emerging growth company status is viewed unfavorably in the marketplace, we may face challenges raising additional capital when needed. Any such difficulty in securing financing could materially and adversely affect our financial condition, ability to grow, and overall results of operations.

TRADING IN OUR COMMON STOCK WILL BE SUBJECT TO THE SEC’S “PENNY STOCK” RULES, WHICH MAY LIMIT THE LIQUIDITY AND MARKETABILITY OF OUR SHARES.

The shares being offered are considered “penny stock” as defined under Rule 3a51-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, trading in our common stock will be subject to the requirements of SEC Rule 15g-9, which imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established accredited investors or in transactions not recommended by the broker-dealer. Under these rules, broker-dealers must provide specific disclosures to potential investors prior to executing a penny stock transaction. These include the actual sale and purchase prices, current bid and offer quotations, the compensation to be received by the broker-dealer and its associated persons, and a detailed risk disclosure document approved by the SEC. The added regulatory burdens of the penny stock rules may discourage broker-dealers from engaging in transactions involving our shares. As a result, investors may find it more difficult to buy or sell shares of our common stock, limiting the public market's liquidity and potentially affecting the resale value of any shares you purchase.

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MARKET FOR PENNY STOCK HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE, WHICH COULD IMPACT TRADING OF OUR SHARES AND RESULT IN INVESTOR LOSSES.

As noted by the Securities and Exchange Commission in Release No. 34-29093, the market for penny stocks has experienced patterns of fraud and abuse. These practices have undermined investor confidence and have contributed to extreme volatility in the share prices of companies whose securities are classified as penny stocks. Notable examples of such abusive practices include:

1.	Market control by a small number of broker-dealers often affiliated with the issuer or its promoters;
2.	Price manipulation through matched orders and misleading or promotional press releases;
3.	High-pressure sales tactics and unrealistic projections made by inexperienced or unlicensed salespersons (commonly known as "boiler room" practices);
4.	Excessive, opaque bid-ask spreads and undisclosed markups charged by selling broker-dealers;
5.	Pump-and-dump schemes involving the large-scale sale of manipulated shares by insiders or promoters, often followed by a collapse in share price and significant investor losses.

While management is fully aware of these risks and does not condone or intend to participate in such practices, we cannot guarantee that third parties operating in the market for our securities will not engage in similar activities. Although we will seek to operate transparently and in full compliance with securities regulations, we cannot control the behavior of all market participants. If such activities were to occur in connection with our common stock, it could contribute to price volatility, impair the liquidity of our shares, and result in substantial losses for investors.

WE ARE CONDUCTING THIS OFFERING WITHOUT AN UNDERWRITER, WHICH MAY LIMIT OUR ABILITY TO SELL SHARES AND INCREASES THE RISK TO INVESTORS DUE TO THE ABSENCE OF INDEPENDENT DUE DILIGENCE.

This offering is being conducted on a self-underwritten basis, meaning that Seebeks Corp. is not utilizing the services of a registered broker-dealer or underwriter to sell the offered shares. Instead, our officer and director, who will receive no commissions or other compensation for such activities, will offer the shares directly to prospective investors, including friends, relatives, business associates, and members of the general public.

Because no underwriter is involved, no independent due diligence has been conducted to verify the accuracy or completeness of the disclosures made in this prospectus. In a traditional underwritten offering, the underwriter typically assists in reviewing offering materials, confirming key information, and advising on an appropriate offering price. The absence of this process increases the risk that the information presented may be incomplete or contain unrecognized inaccuracies, and the offering price may not reflect market value.

Moreover, there is no assurance that we will be able to sell any or all of the offered shares. If we are unable to sell at least 25% of the shares and raise a minimum of $30,000 in gross proceeds, we may be forced to seek alternative financing to sustain our business operations. The lack of professional underwriting support may negatively impact the effectiveness of this offering and the likelihood of meeting our capital goals.

ANY FUTURE SALE OF STOCK HELD BY EXISTING STOCKHOLDER OF THE COMPANY, WHO WILL HOLD APPROXIMATELY 20% OF OUR TOTAL ISSUED AND OUTSTANDING SHARES AFTER COMPLETION OF THIS OFFERING, COULD SEVERELY IMPACT THE MARKET PRICE OF OUR STOCK.

Since inception, 3,000,000 shares of common stock have been issued to Roman Chystiakov, our sole officer, director, and principal stockholder. These shares are classified as “restricted securities” under Rule 144 of the Securities Act of 1933, as amended. Under Rule 144, subject to compliance with applicable holding periods and conditions, such restricted shares may be sold into the public market after one year from the date of acquisition.

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Following the completion of this offering, Mr. Chystiakov will hold approximately 20% of the total issued and outstanding shares of Seebeks Corp. Although he has no current plans to sell any of his holdings, any future sale of a substantial number of these shares into the public market—once permitted under Rule 144—could adversely affect the trading price of our common stock by increasing the supply of shares available for sale. These potential sales could also create volatility in the market, reduce investor confidence, or make it more difficult for us to raise capital in the future. Investors should consider the possible effects of such future sales when evaluating an investment in our common stock.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Currently, 100% of the issued and outstanding common stock of Seebeks Corp. is beneficially owned by our sole officer and director, Mr. Roman Chystiakov. Upon completion of this offering—assuming all shares are sold—Mr. Chystiakov will retain ownership of approximately 20% of the Company’s outstanding common stock, which will still represent a controlling interest given the expected shareholder structure. As the controlling stockholder, Mr. Chystiakov will have the ability to influence or determine the outcome of key corporate actions, including the election of directors, approval of mergers or acquisitions, amendments to our governing documents, and decisions involving the issuance of additional shares. If fewer than the maximum number of shares offered are sold, his ownership percentage will be even higher, further consolidating his control.

This concentration of ownership may result in decisions that are aligned with the interests of management but not necessarily with those of minority shareholders. As a result, investors in this offering may have little or no ability to influence significant corporate actions, which could impact the governance of the Company, limit your ability to resell your shares, and adversely affect the perceived value of your investment.

OUR OFFICER AND DIRECTOR HAS NO PRIOR EXPERIENCE MANAGING A PUBLIC COMPANY, WHICH MAY HINDER OUR ABILITY TO MEET REGULATORY REQUIREMENTS AND OPERATE EFFECTIVELY AS A PUBLIC ENTITY.

Seebeks Corp. has never operated as a public company, and our sole officer and director, Mr. Roman Chystiakov, has no previous experience in managing a publicly traded entity. Public companies are subject to extensive and complex regulatory requirements, including the establishment and maintenance of disclosure controls and procedures and internal control over financial reporting, as mandated by federal securities laws. While we intend to comply with all applicable reporting, governance, and compliance obligations, Mr. Chystiakov’s lack of experience in these areas may increase the risk of delays, errors, or deficiencies in our compliance efforts. This could result in regulatory scrutiny, restatements of financial statements, or reputational harm. Our inability to effectively manage these responsibilities as a public company could adversely affect investor confidence, impair our access to capital markets, and materially impact the value of your investment. In a worst-case scenario, operational shortcomings tied to public company compliance could result in significant financial loss or the complete loss of your investment.

THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK AND WE MAY NOT BE SUCCESSFUL AT OBTAINING A QUOTATION ON A RECOGNIZED QUOTATION SERVICE. IN SUCH EVENT IT MAY BE DIFFICULT TO SELL YOUR SHARES.

At present, there is no established public trading market for the common stock of Seebeks Corp., and we can provide no assurance that one will develop. While we intend to apply for quotation of our common stock on the OTCQB tier of the OTC Markets following the effectiveness of this registration statement, there is no guarantee that our application will be approved or that a public trading market will emerge. Even if our common stock becomes quoted, a liquid or active trading market may not develop or be sustained. Without a public market, investors may be unable to sell their shares at the desired time or price — or at all. This illiquidity may significantly limit your ability to realize any return on your investment and may result in a complete loss of value, particularly for those seeking short-term or medium-term liquidity.

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BECAUSE WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, INVESTORS MUST RELY ON STOCK APPRECIATION, IF ANY, FOR A RETURN ON THEIR INVESTMENT.

Seebeks Corp. intends to retain any future earnings to support the growth and development of our business. As such, we do not expect to declare or pay any cash dividends on our common stock for the foreseeable future. The decision to pay dividends, if any, will be at the discretion of our Board of Directors and will depend on a number of factors, including our financial condition, earnings, capital requirements, and other business considerations. As a result, unless our common stock appreciates in value and investors are able to sell their shares at a profit, shareholders may be unable to realize any return on their investment. There is no guarantee that our common stock will ever trade at a price higher than the purchase price, or that investors will be able to sell their shares when or at the price they desire.

THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD IN OUR OFFERING AND NO ASSURANCE THAT THE PROCEEDS FROM THE SALE OF SHARE WILL ALLOW US TO MEET OUR GOALS.

This offering is being conducted on a “best efforts” basis, with no minimum purchase requirement and no guarantee that any specific number of shares will be sold. We do not have an underwriter or placement agent, and no party has made a firm commitment to purchase our securities. Our sole officer and director, Mr. Roman Chystiakov, will be responsible for selling the shares and will not receive any commission or compensation for doing so. Because there is no minimum threshold, we may receive only a nominal amount of proceeds from this offering. Any funds received will be immediately available for use by the Company and will not be held in escrow or trust. If limited proceeds are raised, we may not be able to fully execute our business plan or sustain operations beyond a short initial phase. While we believe that raising the full amount of this offering would enable us to pursue our planned activities and reduce going concern uncertainties, there is no assurance that this offering will be fully subscribed, or that the proceeds, even if fully raised, will be sufficient to meet our goals. If only a portion of the shares are sold, we may be forced to scale back or delay operations and seek additional financing. There is no guarantee that such additional financing will be available on acceptable terms, or at all. If we are unable to secure necessary future funding, our operations may be curtailed or discontinued, and investors could lose all or a substantial portion of their investment.

FINRA SALES PRACTICE RULES MAY LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, POTENTIALLY REDUCING LIQUIDITY AND DEPRESSING THE MARKET PRICE.

Rules imposed by the Financial Industry Regulatory Authority (“FINRA”) require broker-dealers to determine whether investments in low-priced, speculative securities are suitable for their customers. Before recommending such securities to non-institutional investors, broker-dealers must make reasonable efforts to gather detailed information about the investor’s financial status, investment experience, risk tolerance, and objectives. Because our common stock is expected to be classified as a speculative, low-priced security, FINRA’s interpretation of its rules suggests that such investments may be unsuitable for a significant portion of retail investors. As a result, broker-dealers may be less willing to recommend or facilitate transactions in our stock, particularly for individual investors. This regulatory friction could limit investor access to our common stock, reduce market demand, and negatively impact both liquidity and trading volume. In turn, these factors may contribute to a depressed or stagnant share price, making it more difficult for investors to enter or exit their positions in the market.

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USE OF PROCEEDS

Our public offering of 12,000,000 shares is being made on a self-underwritten basis. No minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following Use of Proceeds table sets forth the uses of proceeds assuming the sale of 25% (i.e., $30,000), 50% (i.e., $60,000), 75% (i.e., $90,000), and 100% (i.e., $120,000) of the securities we are offering for sale. There is no assurance that we will raise the full $120,000 as anticipated.

We will allocate funds in the following order of priority:

1.	General & Administrative Expenses – covers essential office operations and tools, administrative support and corporate services.

2.	Legal, Compliance & Accounting – used for regulatory filings, audits, legal counsel, and financial reporting.

3.	Marketing & User Acquisition – funds promotional campaigns to attract individual and enterprise users.

4.	Product Development & Maintenance – supports ongoing improvements, bug fixes, and feature updates to the Seebeks platform.

5.	Cloud Infrastructure & Hosting – pays for server costs, data storage, and platform uptime services.

6.	Working Capital Reserve – provides flexible funds for unforeseen operational needs or financial buffer.

Use of Proceeds relates to anticipated expenditures for the 12-month period following the completion of this offering. The expenditures are categorized by significant area of activity.

Our detailed description of the Use of Proceeds in the “Plan of Distribution” section of this prospectus.

	100% of the offering	75% of the offering	50% of the offering	25% of the offering
General & Administrative Expenses	$8,000	$6,000	$4,000	$2,000
Legal, Compliance & Accounting	15,000	13,000	12,000	10,000
Marketing & User Acquisition	50,000	38,000	27,000	11,000
Product Development & Maintenance	30,000	21,000	12,000	5,000
Cloud Infrastructure & Hosting	7,000	5,000	2,000	1,000
Working Capital Reserve	10,000	7,000	3,000	1,000
Total	$120,000	$90,000	$60,000	$30,000

Note: The amounts set forth above are estimates and subject to change based on actual funds raised, operational priorities, and the discretion of management. No portion of the proceeds will be used to compensate our officer or director prior to the Company achieving consistent revenue or securing additional funding.

If we raise less than the maximum proceeds, our first priority will be to cover General & Administrative Expenses necessary to maintain reporting compliance. Additional funds will be allocated to Marketing & User Acquisition to drive platform growth, followed by Product Development & Maintenance to enhance functionality. Working Capital Reserve and Cloud Infrastructure & Hosting will receive remaining funds based on available proceeds. If substantially less than 50% is raised, we will focus primarily on regulatory obligations and targeted marketing to drive user growth.

Roman Chystiakov, our director, has entered into a written loan agreement with the Company, under which he agrees to provide funding as needed to support the registration process and the implementation of the Company’s business plan. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC (Over-the-Counter) Market and QB (OTCQB). These loan commitments are discretionary by Mr. Chystiakov. He will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by our director. Mr. Chystiakov will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

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DETERMINATION OF THE OFFERING PRICE

We arbitrarily determined the price of the 12,000,000 shares being offered pursuant to this prospectus. The price of $0.01 per share does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of December 31, 2025, the net tangible book value of our shares was $(77,341) or approximately $(0.02578) per share, based upon 3,000,000 shares outstanding.

The table below represents the dilution per share to the new investors. However, it does not give any effect to the results of any operations after December 31, 2025. The following table shows the per share dilution assuming that 25%, 50%, 75% and 100% of the shares respectively of the primary Offering by the Company is sold.

Dilution to Purchasers of Shares in This Offering

Percent of Offering Completed	25%	50%	75%	100%
Amount of new funding	$30,000	$60,000	$90,000	$120,000
Offering price	$0.01	$0.01	$0.01	$0.01
Shares after offering	6,000,000	9,000,000	12,000,000	15,000,000
Book value before distribution per share	$(0.02578)	$(0.02578)	$(0.02578)	$(0.02578)
Increase in book value per share	0.01789	0.023853	0.026835	0.028624
Book value after distribution per share	$(0.00789)	$(0.001927)	$0.001055	$0.002844
Dilution to purchasers	$0.01789	$0.011927	$0.008945	$0.007156
Dilution as percentage	178.9%	119.27%	89.45%	71.56%
% ownership of old shareholders	50%	33%	25%	20%
% ownership of new shareholders	50%	67%	75%	80%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

	Price Per Share	Total Number of Shares Held	Percent of Ownership	Consideration Paid

Existing Stockholder 1.	$0.0001	3,000,000	20.0%	$300
Investors in this Offering	$0.01	12,000,000	80.0%	$120,000

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PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION FOR THE COMPANY’S INITIAL PUBLIC OFFERING OF 12,000,000 SHARES OF COMMON STOCK

Seebeks Corp. has 3,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 12,000,000 shares of its common stock for sale at a fixed price of $0.01 per share for the duration of the offering.  There is no arrangement to address the possible effect of the offering on the price of the stock.

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits Mr. Chystiakov to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to them for any Shares he sells.

In connection with the Company’s selling efforts in the offering, Roman Chystiakov will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Chystiakov is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.

a.	Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and
b.	Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
c.	Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

Roman Chystiakov will sell the 12,000,000 shares of common stock and intend to offer them to friends, family members and business acquaintances. Roman Chystiakov intends to sell the shares outside of the U.S., as we are headquartered and located outside of the U.S. He will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Chystiakov is not, nor have been, within the past 12 months, brokers or dealers, and he are not, nor has he been within the past 12 months, associated persons of a broker or dealer. At the end of the offering, Mr. Chystiakov will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Chystiakov will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

As of the date of this prospectus, there is no public trading market for our common stock and there is no assurance that a trading market for our securities will ever develop.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period not to exceed 365 days (the “Expiration Date”), unless extended by our Board of Director for an additional 90 days.

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PENNY STOCK RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

MARKET INFORMATION

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.

DEPOSIT OF OFFERING PROCEEDS

This is a “best effort” offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks or wires for subscriptions should be made payable to Seebeks Corp.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

On the date hereof, there were 3,000,000 shares of common stock issued and outstanding. Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.0001. The holders of our common stock:

(i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Director;

(ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

(iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of director, can elect all of the director to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our director.

PREEMPTIVE RIGHTS

No holder of any of our shares has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The validity of the Common Stock offered hereby will be passed upon by the Law Offices of Mont E. Tanner, a professional law corporation.

Our audited financial statements and the registration statements included in this prospectus for the period from inception to September 30, 2025 have been audited by DylanFloyd Accounting & Consulting.

We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Seebeks Corp. was incorporated on March 11, 2025, under the laws of the State of Wyoming. We are a development-stage company focused on providing a comprehensive software platform for personal and business financial management. We have acquired a functional software and web-based application called “Seebeks”, which is currently operational. While the platform is live, we intend to continue expanding its capabilities by introducing new features to enhance functionality, improve user experience, and serve a broader range of financial use cases.

At present, the Company has no employees other than our sole officer and director, Mr. Roman Chystiakov. Our executive and business office is located at Avda. Diagonal, 571 Planta 2, 08029 Barcelona, Spain, and our telephone number is +1(307)655-1002.

Our core business is a digital platform designed to help users — both individuals and businesses — track, organize, and analyze financial data across multiple accounts and income sources. Seebeks allows users to upload bank statements, classify cash flows, segment finances into internal accounts based on personalized criteria, and generate comprehensive financial analytics. Our mission is to provide a secure, flexible, and intuitive solution for managing complex financial records in one place.

We are currently focused on offering our services in the Spanish market, where we believe there is growing demand for user-controlled financial management tools. At present, we have not launched operations outside of Spain. Subject to the success of our initial rollout and the availability of funding, we plan to explore expansion into other European markets beginning approximately 12 to 24 months following the completion of this offering. Expansion into North American markets is a longer-term goal, up to 48 months, and would likely occur after successful European scaling and subject to additional financing and regulatory readiness. Any such expansion will depend on factors such as user adoption in Spain, operational capacity, and the availability of additional capital. While proceeds from this offering may be used in part to support early-stage market analysis or marketing efforts abroad, we do not currently have the capital necessary to launch full operations outside Spain. We consider these goals aspirational at this time.

In an increasingly complex and digital global economy, financial management platforms have become essential tools for both individuals and businesses seeking greater control, clarity, and efficiency in handling their finances. These platforms are redefining how users interact with their financial data and make critical economic decisions.

•	Empowering financial independence

Modern financial-management platforms allow users to organize income, expenses, and cash-flow information in a centralized way, giving freelancers, small businesses, and individuals clearer visibility into their financial activities and helping them take a more hands-on approach to managing their data.

•	Efficiency and centralization

By consolidating data from multiple bank accounts, currencies, and income sources into one system, financial platforms eliminate the need for cumbersome spreadsheets or manual bookkeeping. Users can access real-time insights and make faster, better-informed decisions about their finances.

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•	Cross-border functionality

As financial activity becomes increasingly globalized, platforms that support multi-currency tracking and categorization are critical. They enable users to manage diverse income streams, reconcile international transactions, and maintain accurate records regardless of geographic boundaries.

•	Data-driven insights

Financial platforms provide users with advanced analytics, helping them identify trends, track performance, and forecast future cash flow. This data-driven approach promotes smarter budgeting, investment planning, and operational decision-making.

•	Scalability and customization

Today’s financial management tools are built to scale with the user — from basic personal finance to complex enterprise financial operations. The flexibility to tailor dashboards, reports, and account structures ensures the platform remains relevant across different financial needs and stages of growth.

In short, financial management platforms are no longer optional — they are foundational tools in navigating the modern economic landscape with confidence and precision.

The Seebeks application is a modern and user-centric financial management platform designed to help individuals and businesses better understand, organize, and control their financial activity. The software enables users to keep detailed records of income and expenses, upload bank statements, segment cash flows into internal accounts based on personalized criteria, and generate meaningful financial insights. Built with flexibility and clarity in mind, Seebeks transforms the way users interact with their financial data — whether for personal budgeting or managing multiple revenue streams across currencies.

We aim to provide users with a highly customizable, intuitive environment that makes financial organization accessible to everyone —from independent freelancers and small business owners to financially active individuals. The platform is designed to simplify complexity, improve decision-making, and promote financial transparency.

Here are key features that the application currently offers:

•	User-friendly interface

A clean, intuitive design that makes financial organization simple for users of all experience levels.

•	Data import capabilities

Users can upload bank statements, invoices, and financial documents from various sources to streamline transaction input and history management.

•	Internal account segmentation

Users can categorize cash flows into custom “internal accounts” based on income sources, currencies, or other self-defined criteria, enabling more targeted analysis.

•	Multi-currency support

The platform supports financial tracking across different currencies, making it suitable for international users or businesses with global operations.

•	Advanced financial analytics

Generate insights from transaction trends, spending patterns, and overall financial health, both for individual internal accounts and aggregated data.

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•	Data security and privacy

Financial data is safeguarded using encryption and secure protocols, with optional two-factor authentication for added protection.

•	Custom reporting and exports

Users can export filtered data or generate reports to share with accountants, partners, or for personal documentation.

•	Web-based accessibility

Available as a web application, the platform is accessible from any browser, with no installation required, making it convenient and always up to date.

We are committed to continuously improving the platform based on user feedback and emerging financial needs, ensuring that Seebeks remains a powerful tool for financial empowerment.

The links for the “Seebeks” web-application is https://seebeks.com/

As part of our long-term development strategy, Seebeks Corp. intends to introduce a range of enhanced features and revenue-generating services to expand the functionality of the platform and create multiple monetization channels. These additions are designed to provide more value to users while supporting the growth and sustainability of the business.

Planned features and services include:

•	Premium accounts for users

Introduction of subscription-based accounts offering enhanced capabilities, such as expanded analytics, detailed financial forecasting, multi-user access, and priority customer support.

•	Tiered plans for business clients

Businesses using Seebeks for internal financial tracking or multi-account management will be able to access premium plans with advanced reporting tools, team access, audit trails, and integrations with third-party accounting platforms.

•	Custom advertising & Sponsorships

Opportunities for financial service providers (such as banks, insurers, or tax professionals) to advertise within the platform in non-intrusive, user-relevant placements.

•	Affiliate & Referral programs

Collaborations with financial products and services — such as accounting software, tax consultants, or invoicing platforms—offering commission-based partnerships and cross-promotion within the user interface.

•	Financial analytics & Data services

Development of anonymized, aggregated insights available for purchase by financial institutions, consultants, or enterprise clients. This includes access to trends, user behavior patterns, or benchmark reports, offered through tiered pricing models based on scope and granularity.

•	Add-on services

Optional paid features such as transaction categorization assistance, AI-based financial forecasting, tax readiness reports, or secure document storage. These services will aim to enhance user experience while solving specific pain points.

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These enhancements are part of a modular approach that allows users to scale their use of the platform as their personal or business needs evolve, and they represent key revenue drivers for the Company moving forward.

We plan to continuously enhance the functionality of our services to make our application more valuable and competitive. On May 26, 2025, Seebeks Corp. entered into a Software Purchase Agreement with MRKT Services LTD for the acquisition of a fully functional software application known as “Seebeks,” available as a web-based platform and as an optional locally installed version for business clients, for a total consideration of $41,000 (forty-one thousand U.S. dollars).

The payment is structured in two stages:

•	The first payment of $24,000 (twenty-four thousand U.S. dollars) must be made within 7–10 days following the execution of the Agreement, paid on June 2, 2025;
•	The second payment of $17,000 (seventeen thousand U.S. dollars) must be made within 5–7 days after the elimination of all technical issues and the official release of the software, paid on June 25, 2025.

This acquisition provides the foundation for Seebeks Corp.’s platform and will be further developed to expand its features and reach.

The Company’s revenues are expected to be primarily derived from a hybrid model that includes subscription-based web application access for individuals and freelancers as well as enterprise licensing and customization services for business clients. In addition to these core streams, we intend to introduce future revenue opportunities such as premium feature add-ons, affiliate and referral programs and in-platform advertising. These channels are designed to scale with user adoption and provide diversified income over time. For a detailed overview of our revenue model, see the “Revenue” section below.

REVENUE

Seebeks Corp. operates a dual-revenue, SaaS-driven business model designed to serve both individual users and business clients through tailored financial management solutions. Our current monetization strategy focuses on scalable, recurring income through subscription-based access and high-value enterprise licensing. This foundation supports financial stability while allowing for expansion into additional revenue channels as the platform matures.

Current revenue opportunities

1.	Subscription-based web application (B2C)

Our cloud-based application is targeted toward individuals, freelancers, and small teams. It is offered under a tiered subscription model, with pricing determined by feature access, user limits, and data volume:

•	Free tier. Basic tools to encourage onboarding and product familiarity.
•	Standard tier. Core tracking, classification, and reporting tools.

This B2C model provides predictable, recurring monthly and annual revenue and scales efficiently with customer acquisition.

2.	Enterprise licensing and customization (B2B)

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For businesses with more complex financial requirements or internal infrastructure needs, we offer the Seebeks platform as an optional locally installed version on the client’s own devices or servers. This B2B offering includes:

•	One-time license fees or annual enterprise subscriptions
•	Customization and systems integration services (e.g., ERP or CRM compatibility)
•	Support and training packages

This revenue stream is designed to produce high-margin, high-ticket revenue, supporting sustainable long-term growth and enhanced cash flow.

Current service pricing

•	Subscription-based web application: $75-$100/month
•	Enterprise licensing and customization: $500-$3,000/month

Future revenue opportunities

As the Seebeks user base grows and product engagement deepens, we plan to expand our monetization strategy through the introduction of additional revenue streams, including:

•	Premium tier (B2C model extension). Advanced analytics, custom segmentation, export functionality, and multi-source data management.

•	Paid features and add-ons

Optional services such as AI-powered transaction analysis, enhanced financial forecasting, document storage, and consultation tools.

•	Advertising campaigns and promotions

Sponsored placements and promoted tools for relevant financial services, targeting both individual users and business clients.

•	Affiliate and referral programs

Commission-based partnerships with tax consultants, accounting software, and other financial services.

Future service pricing

•	Premium tier: $120-$150/month
•	Paid features and add-ons: $10-$60 per feature or add-on, depending on specification
•	Advertising campaigns and promotions: $350-$700/month, depending on specification
•	Affiliate and referral programs: individual custom

The “Current service pricing” and “future service pricing” sections reflect price ranges that have been determined based on market analysis, industry standards, and the perceived value of our offerings. These price estimates are dynamic and may be adjusted in response to a variety of elements, such as shifts in the market, improvements to services, and input from customers.

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Customer Segments and Revenue Types

We serve a range of customer types through different configurations of the Seebeks platform, each aligned with specific revenue models based on user needs and scale of financial operations:

Segment	Product Offering	Revenue Type
Individuals / Freelancers	Web app (SaaS)	Subscription (monthly/annual)
Small businesses	Web app (SaaS)	Subscription (multi-user plans)
Mid-size businesses	On-premise installation of the Seebeks platform	License + Services
Consultants / Finance teams (in the future)	Either version (in the future)	Hybrid

Scalability and growth potential

Seebeks' hybrid model allows for a balance between high-volume B2C growth and high-value B2B sales. The web application benefits from self-service onboarding and subscription upgrades, while enterprise clients are acquired through targeted outreach, referrals, and professional networks such as accounting firms.

This approach ensures revenue diversification, supports long-term financial resilience, and aligns with the Company’s broader strategy to scale across European markets.

OUR ASSET – SOFTWARE PLATFORM

Seebeks Corp. owns the rights to a fully functional financial management platform known as “Seebeks”, which is available as a web-based application at https://seebeks.com/. The platform was acquired from MRKT Services ltd and currently serves as the foundation of our operations. While the application is fully operational, we intend to continue improving and expanding its functionality to serve a broader range of personal and business financial needs.

The Seebeks platform enables users to upload and manage financial records, including income and expense tracking, segmentation of cash flows into internal accounts, and the generation of detailed analytics. It is designed for both individual users and companies seeking greater control over multi-source financial data.

The application’s infrastructure is built on a C# .NET backend, which provides a robust and secure foundation for processing data and handling complex business logic. It enables reliable server-side performance and supports scalable API integrations. The platform utilizes a PostgreSQL relational database to manage and store financial data, offering strong data integrity, transactional consistency, and support for complex queries across structured financial records. On the frontend, the application is developed using the Angular framework, which delivers a dynamic, modular, and highly responsive user experience optimized for performance and maintainability.

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Key current features of the Seebeks platform include:

•	User registration and account management

•	Secure login via email and password

•	Uploading bank statements and financial documents

•	Creating and managing internal financial accounts

•	Viewing, filtering, and categorizing transactions

•	Generating analytical summaries of cash flow

•	Exporting financial data for external use

•	Switching between light and dark theme modes

•	Access to customer support through a contact interface

The platform is fully responsive and can be accessed via web browser from any device. Development plans include the introduction of additional advanced features and broader accessibility, including a potential mobile version to enhance convenience for users on the go.

We intend to continue enhancing the Seebeks application through the integration of advanced technologies and the implementation of new features designed to improve functionality, security, and user engagement. The next phases of development will focus on the following key initiatives:

•	Strengthening the platform’s security and data privacy framework

•	Enhancing the in-app messaging and user communication system

•	Introducing location-based functionality for contextual data presentation

•	Multi-language support

•	Expanding analytics and reporting capabilities for deeper financial insights

•	Offering value-added services such as transaction security consultations, insurance integration, and advisory features

•	Launching affiliate and referral programs to drive organic growth and partnerships

•	Implementing premium account tiers with exclusive features for advanced users

•	Optional paid features such as transaction categorization assistance, AI-based financial forecasting, tax readiness reports, or secure document storage.

•	Enabling targeted advertising options for financial service providers and partners

These enhancements are part of our ongoing effort to build a comprehensive, user-centric financial management platform that adapts to evolving user needs and supports long-term business scalability.

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SOFTWARE PURCHASE AGREEMENT

The Software Purchase Agreement (the “Agreement”) was made effective on May 26, 2025 (the “Effective Date”), by and between MRKT Services LTD, 128 City Road, London, United Kingdom, EC1V 2NX (the “Seller”), and Seebeks Corp., Avda. Diagonal, 571 Planta 2, 08029 Barcelona, Spain (the “Buyer”). A copy of the Agreement is filed as Exhibit 10.2 to this Registration Statement.

According to the Agreement:

1.

The Seller is the sole legal owner of the software product known as “Seebeks,” which consists of a web-based application and an optional locally installed version for on-premise use (together, the “Software”).

2.	The Buyer desires to purchase the Software from the Seller, and the Seller has agreed to sell, transfer, and assign to the Buyer all rights, title, and interest in and to the Software, including:

•	the source code and documentation for the Seebeks application, including both the web-based deployment and the optional locally installed version;

•	all related databases and user interfaces;

•	all associated intellectual property rights, including copyrights and proprietary components.

3.	The total purchase price for the Software is $41,000 (forty-one thousand U.S. dollars).

4.	The payment is structured in two stages:

•	The first payment of $24,000 (twenty-four thousand U.S. dollars) must be made within 7 to 10 days following the execution of the Agreement;

•	The second payment of $17,000 (seventeen thousand U.S. dollars) must be made within 5 to 7 days after:

-	all technical issues identified by the Buyer have been resolved to the Buyer’s satisfaction, and
-	the Software has been officially released and confirmed as operational.

The first payment of $24,000 was paid on June 2, 2025 and the second payment of $17,000 was paid on June 25, 2025. Totally there were $41,000 paid as of June 30, 2025. As of June 30, 2025, there is no debt for the purchase of the software.

5.	The Seller agreed to deliver all source code, documentation, and related assets to the Buyer upon execution of the Agreement and receipt of the first payment. Upon completion of both payments, all intellectual property rights are irrevocably transferred to the Buyer.

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MARKET OVERVIEW

The demand for digital financial management tools continues to grow rapidly as individuals, freelancers, and businesses increasingly seek greater autonomy and clarity over their finances. According to a 2025 report by The Business Research Company, the global personal finance software market expanded from $1.81 billion in 2025 to $1.92 billion in 2025, reflecting a compound annual growth rate (CAGR) of 5.9%. This growth is driven by factors such as increasing financial awareness, evolving consumer preferences for digital tools, broader adoption of online financial services, and the expansion of technology-driven solutions that help users organize and understand their financial data. Looking ahead, the market is expected to reach $2.66 billion by 2029, growing at a CAGR of 8.5%.

In Spain, the fintech sector is experiencing significant growth, with the number of fintech startups increasing by 41% over the past 15 months, reaching a total of 294 companies. This expansion is fueled by a combination of tech-savvy consumers and supportive regulatory frameworks. The Spanish payments landscape is also evolving, with new entrants providing account information services (AIS) and payment initiation services (PIS), increasing competition and enhancing consumer choice. According to Statista, around 75% of Spanish adults actively manage their finances online or via mobile devices, and the fintech sector in Spain continues to experience robust growth. As individuals and businesses shift toward digital platforms for everyday financial tasks, the demand for tools that offer more personalized, flexible, and comprehensive financial management is accelerating.

Additional factors that highlight the relevance and opportunity for financial management platforms in the Spanish market include:

•	Expansion of the freelance economy. Spain is seeing increasing numbers of independent contractors, entrepreneurs, and remote workers who require customized, multi-currency financial management tools.

•	Preference for mobile-first solutions. A growing number of users prefer managing finances via web and mobile applications that offer intuitive, on-the-go financial oversight.

•	Small and mid-size business digitalization. Companies are moving away from traditional bookkeeping toward modern digital solutions that offer real-time visibility and financial analytics without the complexity of full-scale ERP systems.

•	Financial literacy initiatives. Public and private sector efforts to improve financial literacy are encouraging individuals to seek better ways to track, plan, and optimize their finances.

As the digital economy continues to evolve, Seebeks is positioned to meet the needs of individuals and businesses looking for flexible, accessible, and insightful financial management tools within the Spanish market and, eventually, across Europe.

COMPETITION

There are numerous global companies operating in the financial management software industry. Some of the notable competitors include Mint by Intuit, YNAB (You Need A Budget), Personal Capital, Quicken, and PocketSmith, among others. These companies provide their services across multiple regions and in various languages, including Spanish. However, many of these platforms are primarily focused on broader global markets and may not be specifically tailored to the unique financial habits and needs of Spanish users or small to mid-size European businesses.

Most of these competitors are well-established, substantially larger than our Company, and possess greater financial and technical resources, deeper industry expertise, and more developed managerial capabilities. Additionally, many of them benefit from strong brand awareness and established customer bases, which provide them with competitive advantages in customer acquisition and retention.

We believe that competition within the financial management software industry is primarily based on factors such as ease of use, feature flexibility, data security, pricing models, and customization to local financial environments. We intend to compete effectively by offering a solution that is highly customizable, easy to use, and specifically adapted to the needs of individual users and businesses operating within the Spanish and broader European markets. Our initial focus will be to develop a strong niche presence in Spain, building local market familiarity and loyalty before expanding into additional European countries.

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MARKETING & SALES STRATEGY

A substantial portion of our operational focus and financial resources will be dedicated to refining our financial management platform, expanding its feature set, and increasing brand awareness among individual users, freelancers, and business clients. Our strategy combines direct outreach, digital marketing, and strategic partnerships to establish a strong presence in the financial software market, beginning with Spain and later expanding across Europe.

Initially, our officer and director, Roman Chystiakov, will lead early-stage promotional efforts by introducing the platform through direct outreach, industry conversations, and targeted engagement within entrepreneurial and financial communities. As user acquisition scales, we plan to onboard a freelance marketing and growth specialist, who will manage online campaigns and support conversion and retention strategies.

Our marketing efforts will be deployed across the following key channels:

•	Unique Selling Proposition (USP)

Communicating what sets Seebeks apart — such as customizable internal accounts, multi-currency tracking, and seamless integration of bank statements from different sources.

•	Brand Identity

Developing a clean, professional brand across all visual and written materials to reinforce trust and credibility with both personal and business users.

•	Search Engine Optimization (SEO)

Optimizing platform content and informational pages to rank for high-intent keywords related to financial tracking, cash flow tools, and personal finance solutions.

•	Social Media Presence

Using platforms like LinkedIn, X (formerly Twitter), and Instagram to highlight features, share product updates, and engage directly with users and industry influencers.

•	Content Marketing

Publishing financial education guides, blog articles, and practical use cases to position Seebeks as a trusted financial tool for individuals and small businesses.

•	Video Demonstrations

Producing short explainer videos that show how to use the Seebeks platform and its key advantages, designed to boost conversions and reduce onboarding friction.

•	Customer Reviews & Case Studies

Encouraging early adopters to share testimonials and success stories, which will be leveraged to establish credibility and drive new user sign-ups.

•	Influencer Collaborations

Partnering with financial bloggers, fintech influencers, and consultants to amplify brand awareness in targeted niches.

•	Strategic Partnerships

Forming alliances with accountants, financial advisors, coworking spaces, and other SaaS tools to cross-promote services.

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•	Localized Marketing

Tailoring all content and campaigns to the cultural, regulatory, and financial habits of Spanish users, with expansion strategies designed for additional European markets.

•	Continuous Performance Evaluation

Routinely tracking KPIs like CAC (Customer Acquisition Cost), LTV (Lifetime Value), and conversion rates to adjust campaigns and messaging for maximum ROI.

In combination, these strategies are designed to support sustainable growth, increase recurring subscription revenue, and solidify Seebeks as a reliable tool for modern financial management.

If we do not have enough money for marketing campaign it can badly effect on our business.

EMPLOYEES; CONTRACTS

We have no employees other than our officer and director Roman Chystiakov. We have executed a Consulting Agreement, filed as Exhibit 10.1, with our director Roman Chystiakov, under which he will receive compensation of $1,900 per month for his services.

OFFICES

Our business office is located at Avda. Diagonal, 571 Planta 2, 08029 Barcelona, Spain and our phone number is +1(307)6551002.

GOVERNMENT AND INDUSTRY REGULATION

We must adhere to all relevant laws and regulations that pertain directly or indirectly to our operations, including United States securities laws. Compliance with all regulations, rules, and directives from governmental authorities and agencies is mandatory for our services in Spain and for operating any facility in any jurisdiction where we conduct activities.

We hold the view that government regulation will not significantly affect our business operations.

EMERGING GROWTH COMPANY STATUS UNDER THE JOBS ACT

Seebeks Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as “emerging growth companies.” Emerging growth companies are those with annual gross revenues of less than $1.235 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•	The first fiscal year after its annual revenues exceed $1.235 billion;

•	The first fiscal year after the fifth anniversary of its IPO;

•	The date on which the company has issued more than $1.07 billion in non-convertible debt during the previous three-year period; and

•	The first fiscal year in which the company has a public float of at least $700 million.

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Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor’s attestation regarding the issuer’s internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

•	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

•	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO “road show.”

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•	The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

•	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

•	The requirements under Sections 14A (a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act.  This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

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DESCRIPTION OF PROPERTY

OFFICES

Our business office is located at Avda. Diagonal, 571 Planta 2, 08029 Barcelona, Spain. The office was provided by our officer and president Mr. Chystiakov for free use, without any payment. Based on current market rates for similar office spaces in Barcelona, the approximate dollar value of this office space is $550 per month or $6,600 per year. Our telephone number is +1(307)6551002.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. We intend to apply to the OTC (Over-the-Counter) Market and QB (OTCQB) to have our common stock quoted through a market maker that is a licensed broker dealer. There can be no guarantee that our common stock will be accepted for quotation on the OTC (Over-the-Counter) Market and QB (OTCQB).

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

-	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-	toll-free telephone number for inquiries on disciplinary actions;

-	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	the bid and offer quotations for the penny stock;

-	the compensation of the broker-dealer and its salesperson in the transaction;

-	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

FINANCIAL AND AUDIT REQUIREMENTS

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor’s attestation regarding the issuer’s internal controls.

ELECTION UNDER SECTION 107(b) OF THE JOBS

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

REGULATION M

Our officer and director, who will offer and sell the Shares, are aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

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STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time. We intend to appoint a stock transfer agent following the completion of this offering.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including the information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of some important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. We have limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds.

To begin generating revenue, we will need to complete the following initial steps:

•	launch and promote subscription plans for individual users of the Seebeks web-based financial platform;
•	finalize and begin offering paid add-on features, such as analytics tools, customization options, and premium support;
•	initiate B2B outreach to offer the Seebeks platform, including its optional locally installed version, to business clients on a licensing basis;
•	launch targeted marketing campaigns to attract both B2C and B2B users to the platform.

In parallel, we are already in communication with several potential clients and expect to begin onboarding early users in the near term. We expect these steps to commence shortly after completion of this offering, with initial revenue generation anticipated within approximately 1 to 6 months, assuming sufficient funds are raised. Revenue is expected to come initially from early adopters of our subscription model and B2B clients evaluating our software. However, we cannot guarantee when or if these efforts will result in meaningful revenue.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

RESULTS OF OPERATIONS

We have generated no revenue to date of this prospectus.

We have incurred $34,562 of operating expenses for the six months ended December 31, 2025.

Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long-term financing. If we do not generate any revenue, we may need additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so.

We have not attained profitable operations and are dependent upon obtaining financing to pursue our business plan and our business operations. So, for these reasons, there is substantial doubt that we will be able to continue as a going concern.

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PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital to achieve our business plan. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably commence operations as an online marketplace in Spain.

We anticipate achieving the following business milestones in the 18 months after the completion is as follows:

Product Development & Maintenance

Timeframe: 9th- 18th Months

Estimated Cost: $5,000 – 30,000

As Seebeks is a functional financial management platform, our next step is to expand its core capabilities and improve the user experience through continuous development and optimization. Planned enhancements include:

•	Integration of new features such as transaction security consultations, financial insurance options, and premium account tiers with additional user benefits.

•	Development of analytics and data tools to deliver deeper insights into income, spending, and cash flow trends.

•	Launch of affiliate programs to create partnerships with relevant service providers.

•	Implementation of targeted advertising within the platform for monetization and partner promotion.

To ensure a high-quality product, we will conduct ongoing technical monitoring of the software to identify and resolve any issues that could impact performance. We will prioritize regular software updates to improve reliability, functionality, and responsiveness.

User feedback will be a critical input for development decisions. We plan to collect and assess feedback through direct user support, surveys, and engagement channels. Bugs and system inconsistencies — especially those affecting usability, data integrity, or system speed — will be addressed promptly to maintain a smooth user experience. Security is essential, particularly when handling sensitive financial data. We will implement regular security patches and updates, monitor for vulnerabilities, and follow best practices for data protection. Performance optimization efforts will focus on reducing load times, streamlining processes, and ensuring the application performs reliably across a variety of devices and network conditions.

By following this product development and maintenance roadmap, we aim to deliver a highly responsive and trustworthy platform that meets the evolving needs of our users and supports long-term growth.

Marketing & User Acquisition

Timeframe: 4th- 12th Months

Estimated Cost: $11,000-50,000

A substantial portion of our resources will be directed toward marketing and user acquisition to build early traction and awareness for the Seebeks financial management platform. Our goal is to grow a strong, targeted user base through strategic outreach, digital visibility, and user engagement initiatives.

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Initially, our director, Roman Chystiakov, will lead personal outreach efforts, introducing the platform through word-of-mouth promotion and direct presentation to early users, small business groups, and professional communities. As we progress, we plan to engage a freelance marketing manager to oversee campaign execution and conversion optimization.

Our marketing and sales activities will focus on the following:

•	Clarifying and promoting our Unique Selling Proposition (USP) — Seebeks enables users to segment and analyze financial data across multiple income sources, accounts, and currencies through a customizable internal structure.

•	Building a cohesive brand identity that communicates professionalism, simplicity, and trust.

•	Launching search engine optimization (SEO) initiatives to rank for relevant finance and cash flow keywords.

•	Establishing a strong social media presence, primarily on LinkedIn, X (Twitter), and Instagram, where we will share updates, tips, and engage with our audience.

•	Publishing educational blog content and tutorials to help users understand the product’s features and how to manage finances more effectively.

•	Creating short video content to visually demonstrate platform benefits and drive conversions.

•	Encouraging user reviews and referrals, especially among freelancers and small teams, to build early momentum.

•	Identifying influencer partnerships in fintech and personal finance to promote Seebeks through trusted voices.

•	Exploring strategic alliances with consultants, accounting firms, and adjacent SaaS tools for cross-promotion.

•	Implementing localized campaigns tailored to the Spanish market, including cultural and financial nuances.

•	Continuously analyzing results and adjusting strategies based on user feedback, campaign performance, and retention data.

This combination of personal outreach, digital marketing, and content strategy is designed to build early trust in our platform, drive sustainable user growth, and position Seebeks for long-term customer retention and regional expansion.

Cloud Infrastructure & Hosting

Timeframe: 1st- 6th Months

Estimated Cost: $1,000-$7,000

In the early stage of operations, we require a basic set of equipment to support development, administration, and communication. This includes a laptop or desktop computer, a multifunction printer/scanner (MFU), a smartphone with messaging capabilities, and a stable internet connection. These items are essential for maintaining contact with service providers, tracking business activities, and preparing financial records and documentation. Once the Seebeks platform begins onboarding users and generating data, we will require cloud hosting infrastructure and secure data storage to support real-time access, backups, and application uptime. Depending on the scale of user adoption, we may rent cloud servers or set up a dedicated hosting environment to manage platform operations, protect sensitive financial information, and ensure system reliability.

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Proceeds from the offering will be used to fund these infrastructure needs. Should proceeds fall short of expectations, we intend to cover the necessary expenses using the loan funds made available through the Loan Agreement with our Director, Roman Chystiakov, which authorizes lending to the Company as needed to implement its business plan.

Our ability to complete this infrastructure phase depends on the success of our capital raise. Selling at least 25% of our offered shares would allow us to acquire necessary equipment; reaching 50% to 100% would enable us to fully secure and scale our hosting and data systems in line with projected user growth.

LIQUIDITY AND CAPITAL RESOURCES

Our cash balance is $1,613 as of December 31, 2025. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from and Roman Chystiakov, our director, who agreed that he may be willing to provide funds required to maintain the reporting status and to implement our business plan in a form of a non-secured loan until minimum required proceeds are obtained by the Company. Management believes that if the Company cannot maintain its reporting status with the SEC and implements even a part of the Company’s business plan, they will have to cease all efforts directed towards the company. As such, your investment previously made may be lost in its entirety.

We have entered into a Software Purchase Agreement with MRKT Services LTD, located at 128 City Road, London, United Kingdom, EC1V 2NX (the “Developer”), for the total amount of $41,000. We have filed the Agreement as the Exhibit 10.2 to this Registration Statement.

Currently, we operate a fully functional web-based application available at https://seebeks.com/, and we also offer the same Seebeks software as an optional locally installed version for business clients. These platforms are designed to help users organize, track, and analyze financial data across multiple sources and currencies. In the future, we intend to add new features to our software and develop a mobile version of the Seebeks application to increase accessibility and better serve users on the go, as well as potentially launch a dedicated website to support user onboarding and product awareness.

As of December 31, 2025 , our director Mr. Chystiakov has entered into a written loan agreement with the Company under which he agrees to provide funding as needed to pay company expenses and keep on top of the business development. Being a development stage company, we have very limited operating history. After the twelve months period we may need additional financing.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The report of our auditor on the audited financial statements of the Company for the fiscal year ended June 30, 2025 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company’s financial statements for the fiscal year ended June 30, 2025.

During the fiscal years ended June 30, 2025 the Company nor anyone acting on its behalf consulted the Auditor Entity with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the Auditor Entity concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director, his name, age, and his positions as of the date of this prospectus are as follows:

Name and Address	Age	Position(s)
Roman Chystiakov	46	President,
Avda. Diagonal, 571 Planta 2,		Chief Financial Officer,
08029 Barcelona, Spain		Chief Executive Officer,
Director

Roman Chystiakov has been holding the above stated positions since the inception of the Company and are expected to hold them until the next annual meeting of our stockholders. Thereby, Mr. Roman Chystiakov is currently the Officer/Director and control persons of Seebeks Corp.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

Roman Chystiakov, age 46

Mr. Chystiakov has served as the Company’s President, Chief Executive Officer, Secretary, Treasurer and a Director since its incorporation on March 11, 2025.

He has got the master’s degree of Business Administration and another one in Law Institute of the Ministry of Internal Affairs. He has been self-employed for the last 7 years. He has participated in various successful projects in different fields. His education and experience let him make the right decisions quickly, consider potential opportunities from various angles and cope with unexpected challenges.

Roman Chystiakov brings a strong combination of creativity, leadership, analytical thinking, and effective communication skills. His ability to unify teams, remain composed under pressure, and take responsibility for key decisions makes him well-suited to lead and manage the operations of our business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a) of that act will require our director and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, director and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, director and greater than ten percent beneficial owners are complied with in a timely fashion.

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EXECUTIVE COMPENSATION

Since inception, we have not paid any compensation to our officer or director. The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on March 11, 2025 to September 30, 2025 (our three months end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE

Name						Non-Equity Incentive	Change in Pension Value and Nonqualified Deferred	All
Principal				Stock	Option	Plan	Compensation	Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Totals

Roman Chystiakov, President, CEO, CFO	2025	$0	$0	$300	$0	$0	$0	$0	$300

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2025

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive			Number		Unearned	Unearned
			Plan Awards;			of	Market	Shares,	Shares,
	Number of	Number of	Number of			Shares	Value of	Units or	Units or
	Securities	Securities	Securities			or Units	Shares or	Other	Other
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	That	Stock That	That	That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price	Date	Vested (#)	Vested	Vested	Vested

Roman Chystiakov	0	0	0	0	0	0	0	0	0

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OFFICER COMPENSATION

Change in
Pension
Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Roman Chystiakov	0	0	0	0	0	0	0

Mr. Chystiakov currently devotes approximately thirty hours per week to manage our affairs. He has agreed to work with no remuneration until such time as we generate profits from operations. At this time, we cannot accurately estimate when this will occur, if ever, to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTOR

Director is permitted to receive fixed fees and other compensation for his services as director. The Board of Director has the authority to fix the compensation of director. No amounts have been paid to, or accrued to our director in such capacity.

EMPLOYMENT AGREEMENTS

Currently we do not have any employment agreements.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,000,000 shares of our common stock issued and outstanding as of the date of this prospectus.

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Common Stock	Roman Chystiakov Avda. Diagonal, 571 Planta 2, 08029 Barcelona, Spain	3,000,000	100%
All director and executive officers as a group (1 person)		3,000,000	100%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 30, 2025, we issued a total of 3,000,000 shares of restricted common stock valued at 0.0001 per share to Roman Chystiakov, our officer and director, for cash proceeds in consideration of $300.

Further, Roman Chystiakov has entered into a written loan agreement with the Company under which he agrees to provide funding as needed for implementing our business plan. Mr. Chystiakov will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Chystiakov does not bear interest.

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INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such persons are to be indemnified, we must indemnify them against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from March 11, 2025 (Inception) through June 30, 2025, for the three months ended September 30, 2025 and for the six months ended December 31, 2025 can be further found.

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SEEBEKS CORP.

Audited Financial Statements

For the year ended June 30, 2025

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors

Seebeks Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Seebeks Corp. (the "Company") as of June 30, 2025, the related statements of operations, statements of cash flows and changes in stockholders' deficit, from March 11, 2025 - inception to the period ended June 30, 2025, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025, and the results of its operations and its cash flows from March 11, 2025 - inception to the period ended June 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $6,177 and a negative cash flow from operations amounting to $6,177 from inception to the period ended June 30, 2025. These factors as discussed in Note 2 of the financial statements raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-2

Critical Audit Matters

Critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosure that are material to the financial statements and (2) involve especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit maters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

There is no Critical Audit Matters existed as of June 30, 2025.

/s/ DylanFloyd Accounting & Consulting

Newhall, California

September 10, 2025

PCAOB # 6235

We have served as the Company's auditor since 2025.

F-3

SEEBEKS CORP.

Balance Sheet

As of June 30, 2025

(Audited)

As of June 30, 2025
ASSETS

Current Assets
Cash and cash equivalents	$13,693
Total Current Assets	13,693
Total Intangible Assets, Net	41,000

Total Assets	$54,693

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Related party loan	$54,870
Accounts payable-related party	5,700
Total Current Liabilities	60,570

Total Liabilities	60,570

Commitments and Contingencies	–

Stockholders’ Deficit
Common stock, par value $0.0001; 75,000,000 shares authorized, 3,000,000 shares issued and outstanding	300
Accumulated deficit	(6,177)
Total Stockholders’ Deficit	(5,877)

Total Liabilities and Stockholders’ Deficit	$54,693

See accompanying notes, which are an integral part of these financial statements

F-4

SEEBEKS CORP.

Statement of Operations

From March 11, 2025 (Inception) through June 30, 2025

(Audited)

From March 11, 2025 (Inception) through June 30, 2025
REVENUES	$–

OPERATING EXPENSES
General and Administrative Expenses	(6,177)
TOTAL OPERATING EXPENSES	(6,177)

NET LOSS FROM OPERATIONS	(6,177)

PROVISION FOR INCOME TAXES	–

NET LOSS	$(6,177)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,000,000

See accompanying notes, which are an integral part of these financial statements

F-5

SEEBEKS CORP.

Statement of Stockholders’ Deficit

From March 11, 2025 (Inception) through June 30, 2025

(Audited)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Inception, March 11, 2025	–	$–	$–	$–	$–
Shares issued for cash at $0.0001 per share on May 15, 2025	3,000,000	300	–	–	300
Net loss for the period ended June 30, 2025	–	–	–	(6,177)	(6,177)

Balance, June 30, 2025	3,000,000	$300	$–	$(6,177)	$(5,877)

See accompanying notes, which are an integral part of these financial statements

F-6

SEEBEKS CORP.

Statement of Cash Flows

From March 11, 2025 (Inception) through June 30, 2025

(Audited)

From March 11, 2025 (Inception) through June 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,177)
Adjustments to reconcile net loss to net cash provided by operations:
Accounts payable-related party	5,700
CASH FLOWS FROM OPERATING ACTIVITIES	(477)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Software Platform	(41,000)
CASH FLOWS FROM INVESTING ACTIVITIES	(41,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Related Party Loans	54,870
Capital stock	300
CASH FLOWS FROM FINANCING ACTIVITIES	55,170

NET CHANGE IN CASH	13,693

Cash, end of period	$13,693

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$–

Income taxes paid	$–

See accompanying notes, which are an integral part of these financial statements

F-7

SEEBEKS CORP.

Notes to Audited Financial Statements

From March 11, 2025 (Inception) through June 30, 2025

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Seebeks Corp. (“the Company”) was incorporated on March 11, 2025, under the laws of the State of Wyoming. We are a development-stage company focused on providing a comprehensive software platform for personal and business financial management. We have acquired a functional software and web-based application called “Seebeks”, which is currently operational. While the platform is live, we intend to continue expanding its capabilities by introducing new features to enhance functionality, improve user experience, and serve a broader range of financial use cases.

At present, the Company has no employees other than our sole officer and director, Mr. Roman Chystiakov. Our executive and business office is located at Avda. Diagonal, 571 Planta 2, 08029 Barcelona, Spain, and our telephone number is +1(307)655-1002.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company had no revenues from March 11, 2025 (Inception) through June 30, 2025.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. As reflected in the financial statements, the Company had an accumulated deficit of $6,177 on June 30, 2025, a net loss of $6,177 since March 11, 2025 (Inception) through June 30, 2025. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP. The Company’s year-end is June 30.

Development Stage Company

The Company is in the early stages of operations and is currently focused on the development and marketing of its financial software platform. While the Company has not yet generated revenue from its intended operations, it is actively pursuing activities necessary to establish its business model.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

F-8

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to its short-term maturity.

Stock-Based Compensation

As of June 30, 2025, the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of June 30, 2025 there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective and thus not disclosed here, accounting pronouncements and we do not believe any of those pronouncements will have a material impact on the Company’ financial position, results of operations or cash flows.

F-9

Note 4 – INTANGIBLE ASSETS

The Company follows the provisions of ASC 985, Software, which requires that all costs relating to the purchase or internal development and production of software products to be sold, leased or otherwise marketed, be expensed in the period incurred unless the requirements for technological feasibility have been established. The Company amortizes these costs using the straight-line method over the remaining estimated economic life of the product.

As of June 30, 2025, the Company purchased software application for $41,000, which is being amortized over a 5-year life. There was no accumulated amortization as of June 30, 2025.

Note 5 – LOAN FROM DIRECTOR

During the period from March 11, 2025 (Inception) through June 30, 2025 our director Roman Chystiakov has loaned to the Company $54,870. This loan is unsecured, non-interest bearing and due on demand. The balance due to the director was $54,870 as of June 30, 2025.

Note 6 – COMMON STOCK

On May 15, 2025, the Company issued 3,000,000 shares of common stock to a director Roman Chystiakov for cash proceeds of $300 at $0.0001 per share.

As of June 30, 2025, the Company had 3,000,000 shares issued and outstanding.

Note 7 – COMMITMENTS AND CONTINGENCIES

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable (if any). No such event or amounts have been accrued in the financial statements with respect to any litigation or other claim matters.

Note 8 – INCOME TAXES

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

The reconciliation of income tax benefit (expenses) at the U.S. statutory rate at 21% for the period ended June 30, 2025 as follows:

June 30, 2025
Tax benefit (expenses) at U.S. statutory rate	$(1,297)
Change in valuation allowance	$1,297
Tax benefit (expenses) net	$–

F-10

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

June 30, 2025
Net operating loss	$(1,297)
Valuation allowance	$1,297
Deferred tax assets, net	$–

The Company has accumulated approximately $6,177 of net operating losses (“NOL”) carried forward to offset future taxable income up to 20 years, if any, in future years which begin to expire in year 2040. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all the deferred tax asset relating to NOLs for every period because it is more likely than not that all the deferred tax asset will not be realized.

Note 9 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events,” the Company has evaluated events and transactions that occurred after June 30, 2025, through September 10, 2025, the date the financial statements were available to be issued. The Company has determined that there were no material subsequent events that require disclosure in these financial statements.

F-11

SEEBEKS CORP.

Unaudited Financial Statements

As of September 30, 2025

F-12

SEEBEKS CORP.

Balance Sheet

As of September 30, 2025

(Unaudited)

	As of September 30, 2025	As of June 30, 2025
ASSETS

Current Assets
Cash and cash equivalents	$4,659	$13,693
Prepaid Expenses	1,602	–
Total Current Assets	6,261	13,693
Total Intangible Assets, Net	38,951	41,000

Total Assets	$45,212	$54,693

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Related party loan	$60,870	$54,870
Accounts Payable	1,500	–
Accounts payable-related party	11,400	5,700
Total Current Liabilities	73,770	60,570

Total Liabilities	73,770	60,570

Commitments and Contingencies	–	–

Stockholders’ Deficit
Common stock, par value $0.0001; 75,000,000 shares authorized, 3,000,000 shares issued and outstanding	300	300
Accumulated deficit	(28,858)	(6,177)
Total Stockholders’ Deficit	(28,558)	(5,877)

Total Liabilities and Stockholders’ Deficit	$45,212	$54,693

See accompanying notes, which are an integral part of these financial statements

F-13

SEEBEKS CORP.

Statement of Operations

For the three months ended September 30, 2025

(Unaudited)

Three months ended September 30, 2025
REVENUES	$–

OPERATING EXPENSES
General and Administrative Expenses	(20,632)
Amortization	(2,049)
TOTAL OPERATING EXPENSES	(22,681)

NET LOSS FROM OPERATIONS	(22,681)

PROVISION FOR INCOME TAXES	–

NET LOSS	$(22,681)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,000,000

See accompanying notes, which are an integral part of these financial statements

F-14

SEEBEKS CORP.

Statement of Stockholders’ Deficit

For the three months ended September 30, 2025

(Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Inception, March 11, 2025	–	$–	$–	$–	$–
Shares issued for cash at $0.0001 per share on May 15, 2025	3,000,000	300	–	–	300
Net loss for the period ended June 30, 2025	–	–	–	(6,177)	(6,177)

Balance, June 30, 2025	3,000,000	$300	$–	$(6,177)	$(5,877)

Issuance of common stock	–	–	–	–	–
Net loss for the three months ended September 30, 2025	–	–	–	(22,681)	(22,681)

Balance, September 30, 2025	3,000,000	$300	$–	$(28,858)	$(28,558)

See accompanying notes, which are an integral part of these financial statements

F-15

SEEBEKS CORP.

Statement of Cash Flows

For the three months ended September 30, 2025

(Unaudited)

Three months ended September 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(22,681)
Adjustments to reconcile net loss to net cash provided by operations:
Prepaid Expenses	(1,602)
Accumulated Depreciation	2,049
Accounts Payable	1,500
Accounts payable-related party	5,700
CASH FLOWS FROM OPERATING ACTIVITIES	(15,034)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Software Platform	–
CASH FLOWS FROM INVESTING ACTIVITIES	–

CASH FLOWS FROM FINANCING ACTIVITIES
Related Party Loans	6,000
CASH FLOWS FROM FINANCING ACTIVITIES	6,000

NET CHANGE IN CASH	(9,034)

Cash, beginning of period	$13,693
Cash, end of period	$4,659
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$–

Income taxes paid	$–

See accompanying notes, which are an integral part of these financial statements

F-16

SEEBEKS CORP.

Notes to Audited Financial Statements

As of September 30, 2025

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Seebeks Corp. (“the Company”) was incorporated on March 11, 2025, under the laws of the State of Wyoming. We are a development-stage company focused on providing a comprehensive software platform for personal and business financial management. We have acquired a functional software and web-based application called “Seebeks”, which is currently operational. While the platform is live, we intend to continue expanding its capabilities by introducing new features to enhance functionality, improve user experience, and serve a broader range of financial use cases.

At present, the Company has no employees other than our sole officer and director, Mr. Roman Chystiakov. Our executive and business office is located at Avda. Diagonal, 571 Planta 2, 08029 Barcelona, Spain, and our telephone number is +1(307)655-1002.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company had no revenues for the three months ended September 30, 2025.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. As reflected in the financial statements, the Company had an accumulated deficit of $28,858 on September 30, 2025, a net loss of $22,681 for the three months ended September 30, 2025. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP. The Company’s year-end is June 30.

Development Stage Company

The Company is in the early stages of operations and is currently focused on the development and marketing of its financial software platform. While the Company has not yet generated revenue from its intended operations, it is actively pursuing activities necessary to establish its business model.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

F-17

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to its short-term maturity.

Stock-Based Compensation

As of September 30, 2025, the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of September 30, 2025 there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective and thus not disclosed here, accounting pronouncements and we do not believe any of those pronouncements will have a material impact on the Company’ financial position, results of operations or cash flows.

F-18

Note 4 – INTANGIBLE ASSETS

The Company follows the provisions of ASC 985, Software, which requires that all costs relating to the purchase or internal development and production of software products to be sold, leased or otherwise marketed, be expensed in the period incurred unless the requirements for technological feasibility have been established. The Company amortizes these costs using the straight-line method over the remaining estimated economic life of the product.

As of September 30, 2025, the Company purchased software application for $41,000, which is being amortized over a 5-year life. There was $2,049 accumulated amortization as of September 30, 2025.

Note 5 – LOAN FROM DIRECTOR

For the three months ended September 30, 2025 our director Roman Chystiakov has loaned to the Company $6,000. This loan is unsecured, non-interest bearing and due on demand. The balance due to the director was $60,870 as of September 30, 2025.

Note 6 – COMMON STOCK

On May 15, 2025, the Company issued 3,000,000 shares of common stock to a director Roman Chystiakov for cash proceeds of $300 at $0.0001 per share.

As of September 30, 2025, the Company had 3,000,000 shares issued and outstanding.

Note 7 – COMMITMENTS AND CONTINGENCIES

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable (if any). No such event or amounts have been accrued in the financial statements with respect to any litigation or other claim matters.

Note 8 – INCOME TAXES

The reconciliation of income tax benefit (expenses) at the U.S. statutory rate at 21% as of September 30, 2025 and June 30, 2025 as follows:

	September 30, 2025	June 30, 2025
Tax benefit (expenses) at U.S. statutory rate	$(6,060)	$(1,297)
Change in valuation allowance	$6,060	$1,297
Tax benefit (expenses) net	$–	$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

	Three months ended September 30, 2025	Year ended June 30, 2025
Net operating loss	$(4,763)	$(1,297)
Valuation allowance	$4,763	$1,297
Deferred tax assets, net	$–	$–

F-19

The Company has accumulated approximately $28,858 of net operating losses (“NOL”) carried forward to offset future taxable income up to 20 years, if any, in future years which begin to expire in year 2040. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Note 9 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events,” the Company has evaluated events and transactions that occurred after September 30, 2025, through February 6, 2026, the date the financial statements were available to be issued. The Company has determined that there were no material subsequent events that require disclosure in these financial statements.

F-20

SEEBEKS CORP.

Unaudited Financial Statements

As of December 31, 2025

F-21

SEEBEKS CORP.

Balance Sheets

As of December 31, 2025

(Unaudited)

	As of December 31, 2025	As of June 30, 2025
ASSETS

Current Assets
Cash and cash equivalents	$1,613	$13,693
Prepaid Expenses	678	–
Total Current Assets	2,291	13,693
Total Intangible Assets, Net	36,902	41,000

Total Assets	$39,193	$54,693

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current Liabilities
Related party loan	$62,532	$54,870
Accounts payable-related party	17,100	5,700
Total Current Liabilities	79,632	60,570

Total Liabilities	79,632	60,570

Commitments and Contingencies	–	–

Stockholders’ Deficit
Common stock, par value $0.0001; 75,000,000 shares authorized, 3,000,000 shares issued and outstanding	300	300
Accumulated deficit	(40,739)	(6,177)
Total Stockholders’ Deficit	(40,439)	(5,877)

Total Liabilities and Stockholders’ Deficit	$39,193	$54,693

See accompanying notes, which are an integral part of these financial statements

F-22

SEEBEKS CORP.

Statements of Operations

For the three and six months ended December 31, 2025

(Unaudited)

	Three months ended December 31, 2025	Six months ended December 31, 2025

REVENUES	$–	$–

OPERATING EXPENSES
General and Administrative Expenses	(9,832)	(30,464)
Amortization Expenses	(2,049)	(4,098)
TOTAL OPERATING EXPENSES	(11,881)	(34,562)

NET INCOME/LOSS FROM OPERATIONS	(11,881)	(34,562)

PROVISION FOR INCOME TAXES	–	–

NET LOSS	$(11,881)	$(34,562)

NET INCOME PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,000,000	3,000,000

See accompanying notes, which are an integral part of these financial statements

F-23

SEEBEKS CORP.

Statements of Stockholders’ Deficit

For the three and six months ended December 31, 2025

(Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Deficit
Balance, June 30, 2025	3,000,000	$300	$–	$(6,177)	$(5,877)
Issuance of common stock	–	–	–	–	–

Net loss for the six months ended December 31, 2025	–	–	–	(34,562)	(34,562)

Balance, December 31, 2025	3,000,000	$300	$–	$(40,739)	$(40,439)

Balance, September 30, 2025	3,000,000	$300	$–	(28,858)	$(28,558)
Issuance of common stock	–	–	–	–	–

Net loss for the three months ended December 31, 2025	–	–	–	(11,881)	(11,881)

Balance, December 31, 2025	3,000,000	$300	$–	$(40,739)	$(40,439)

See accompanying notes, which are an integral part of these financial statements

F-24

SEEBEKS CORP.

Statement of Cash Flows

For the six months ended December 31, 2025

(Unaudited)

For the six months ended December 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(34,562)
Adjustments to reconcile net loss to net cash provided by operations:
Amortization expenses	4,098
Changes in operating assets and liabilities:
Prepaid expenses	(678)
Accounts payable-related party	11,400
NET CASH USED IN OPERATING ACTIVITIES	(19,742)

CASH FLOWS FROM FINANCING ACTIVITIES
Related party loans	7,662
CASH FLOWS FROM FINANCING ACTIVITIES	7,662

NET CHANGE IN CASH	(12,080)

Cash, beginning of period	$13,693
Cash, end of period	$1,613

See accompanying notes, which are an integral part of these financial statements

F-25

SEEBEKS CORP.

Notes to Unaudited Financial Statements

As of December 31, 2025

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Seebeks Corp. (“the Company”) was incorporated on March 11, 2025, under the laws of the State of Wyoming. We are a development-stage company focused on providing a comprehensive software platform for personal and business financial management. We have acquired a functional software and web-based application called “Seebeks”, which is currently operational. While the platform is live, we intend to continue expanding its capabilities by introducing new features to enhance functionality, improve user experience, and serve a broader range of financial use cases.

At present, the Company has no employees other than our sole officer and director, Mr. Roman Chystiakov. Our executive and business office is located at Avda. Diagonal, 571 Planta 2, 08029 Barcelona, Spain, and our telephone number is +1(307)655-1002.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company had no revenues for the six months ended December 31, 2025.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. As reflected in the financial statements, the Company had an accumulated deficit of $40,739 on December 31, 2025, a net loss of $34,562 for the six months ended December 31, 2025. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP. The Company’s year-end is June 30.

Development Stage Company

The Company is in the early stages of operations and is currently focused on the development and marketing of its financial software platform. While the Company has not yet generated revenue from its intended operations, it is actively pursuing activities necessary to establish its business model.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

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Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to its short-term maturity.

Stock-Based Compensation

As of December 31, 2025, the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of December 31, 2025 there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective and thus not disclosed here, accounting pronouncements and we do not believe any of those pronouncements will have a material impact on the Company’ financial position, results of operations or cash flows.

Note 4 – INTANGIBLE ASSETS

The Company follows the provisions of ASC 985, Software, which requires that all costs relating to the purchase or internal development and production of software products to be sold, leased or otherwise marketed, be expensed in the period incurred unless the requirements for technological feasibility have been established. The Company amortizes these costs using the straight-line method over the remaining estimated economic life of the product.

As of December 31, 2025, the Company purchased software application for $41,000, which is being amortized over a 5-year life. There was $4,098 accumulated amortization as of December 31, 2025.

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Note 5 – LOAN FROM DIRECTOR

For the six months ended December 31, 2025 our director Roman Chystiakov has loaned to the Company $7,662. This loan is unsecured, non-interest bearing and due on demand. The balance due to the director was $62,532 as of December 31, 2025.

Note 6 – COMMON STOCK

On May 15, 2025, the Company issued 3,000,000 shares of common stock to a director Roman Chystiakov for cash proceeds of $300 at $0.0001 per share.

As of December 31, 2025, the Company had 3,000,000 shares issued and outstanding.

Note 7 – COMMITMENTS AND CONTINGENCIES

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable (if any). No such event or amounts have been accrued in the financial statements with respect to any litigation or other claim matters.

Note 8 – INCOME TAXES

The reconciliation of income tax benefit (expenses) at the U.S. statutory rate at 21% as of December 31, 2025 and June 30, 2025 as follows:

	December 31, 2025	June 30, 2025
Tax benefit (expenses) at U.S. statutory rate	$(8,555)	$(1,297)
Change in valuation allowance	8,555	1,297
Tax benefit (expenses) net	$–	$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

	Six months ended December 31, 2025	Year ended June 30, 2025
Net operating loss	$(7,258)	$(1,297)
Valuation allowance	7,258	1,297
Deferred tax assets, net	$–	$–

The Company has accumulated approximately $40,739 of net operating losses (“NOL”) carried forward to offset future taxable income up to 20 years, if any, in future years which begin to expire in year 2040. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Note 9 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events,” the Company has evaluated events and transactions that occurred after December 31, 2025, through February 6, 2026, the date the financial statements were available to be issued. The Company has determined that there were no material subsequent events that require disclosure in these financial statements.

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DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this prospectus and distribution are as follows:

SEC Fee	$20
Legal and Professional Fees	1,500
Accounting and auditing	12,000
Transfer Agent fees	–
EDGARization	2,500
TOTAL	$16,020

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if she acted in good faith and in a manner, she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On May 15, 2025 the Company issued a total of 3,000,000 shares of common stock at a price of $0.0001 per share in consideration of $300 to Roman Chystiakov.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

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ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description
3.1	Articles of Incorporation*
3.2	Bylaws*
5.1	Opinion re: Legality*
10.1	Consulting Agreement*
10.2	Software Purchase Agreement*
10.3	Minutes of a meeting*
10.4	Subscription Agreement*
10.5	Loan Agreement*
23.1	Consent of Independent Auditor
107	Filing Fee Table*

*Previously filed

ITEM 17. UNDERTAKINGS.

a. The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of   securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To be removed from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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3. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

4. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 6, 2026.

Seebeks Corp., Registrant

By:	/s/ Roman Chystiakov
Roman Chystiakov, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: February 6, 2026	By:	/s/ Roman Chystiakov
Roman Chystiakov, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Director

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